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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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State National Companies, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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1900 L. Don Dodson Drive,
Bedford, Texas 76021

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 20, 2015

        The 2015 annual meeting of shareholders of State National Companies, Inc. (the "Company") will be held on May 20, 2015, beginning at 9:00 a.m. at the Four Seasons Resort and Club Dallas at Las Colinas, 4150 North MacArthur Boulevard, Irving, Texas 75038. The meeting will be held for the following purposes:

  1.
  to elect five directors to serve until the 2016 annual meeting of shareholders;

  2.
  to approve the State National Companies, Inc. 2015 Cash Incentive Plan;

  3.
  to ratify the Audit Committee's selection of Ernst & Young LLP as the Company's independent registered public accounting firm for 2015; and

  4.
  to transact such other business as may properly come before the meeting or any adjournments thereof.

        The board of directors recommends that you vote "FOR" each of the Company's nominees for director, "FOR" the approval of the State National Companies, Inc. 2015 Cash Incentive Plan and "FOR" the ratification of Ernst & Young LLP as our independent registered public accounting firm.

        Holders of record of the Company's common stock as of the close of business on March 27, 2015 are entitled to notice of, and to vote at, the meeting and at any adjournment or postponement thereof.

        Important Notice Regarding the Availability of Proxy Materials for the 2015 Annual Meeting.    We are mailing to our shareholders a notice of availability over the Internet of our proxy materials, rather than mailing a full paper set of the materials. The notice of availability contains instructions on how to access our proxy materials on the Internet, as well as instructions on obtaining a paper copy. This process will reduce our costs to print and distribute our proxy materials.

        Voting by the Internet or telephone is fast and convenient, and your vote is immediately confirmed and tabulated. If you receive a paper copy of the proxy materials, you may also vote by completing, signing, dating and returning the accompanying proxy card in the enclosed return envelope.

        It is important that your shares be represented and voted at the annual meeting. Whether or not you plan to attend the annual meeting, please vote on the matters to be considered. Thank you for your interest and cooperation.

By Order of the Board of Directors,

David M. Cleff Executive Vice President of Business Affairs, General Counsel and Secretary

Bedford, Texas
April 10, 2015

1900 L. Don Dodson Drive,
Bedford, Texas 76021

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 20, 2015

        This proxy statement provides information in connection with the solicitation of proxies by the board of directors of State National Companies, Inc. (the "Company") for use at the Company's 2015 annual meeting of shareholders which will be held on May 20, 2015, beginning at 9:00 a.m. at the Four Seasons Resort and Club Dallas at Las Colinas, 4150 North MacArthur Boulevard, Irving, Texas 75038, or any postponement or adjournment thereof (the "Annual Meeting"). On April 10, 2015, we mailed our Notice of Internet Availability of Proxy Materials, which contains instructions for our shareholders to access our proxy statement and annual report over the Internet or request a paper copy of the proxy materials.

        At the Annual Meeting, we will ask our shareholders to (i) elect our board of directors, (ii) approve the State National Companies, Inc. 2015 Cash Incentive Plan (the "2015 Cash Plan"), (iii) ratify the Audit Committee's selection of Ernst & Young LLP ("Ernst & Young") to serve as our independent registered public accounting firm for 2015 and (iv) consider and vote upon any other business which properly comes before the Annual Meeting.

        The board of directors recommends that you vote "FOR" each of the Company's nominees for director, "FOR" the approval of the 2015 Cash Plan and "FOR" the ratification of Ernst & Young as our independent registered public accounting firm.

        Record holders of the Company's common stock as of the close of business on March 27, 2015 are entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote on each matter considered at the Annual Meeting. As of March 27, 2015, there were 44,247,102 shares of common stock outstanding.

        You may vote your shares in person, by attending our annual meeting, or by proxy. To vote by proxy, you may vote using the Internet, by toll-free telephone number or, if you request and receive a paper copy of the proxy card by mail, by signing, dating and mailing the proxy card in the self-addressed, postage-paid envelope provided. Information regarding voting is contained in the Notice of Internet Availability of Proxy Materials. Please do not submit a proxy card if you have voted by telephone or the Internet.

        You may revoke your proxy at any time prior to the vote at the Annual Meeting by:

  •
  delivering a written notice revoking your proxy to the Company's Secretary at the address above;

  •
  delivering a new proxy bearing a date after the date of the proxy being revoked; or

  •
  voting in person at the Annual Meeting.

        Unless revoked as described above, all properly executed proxies will be voted at the Annual Meeting in accordance with your directions on the proxy. If a properly executed proxy gives no specific instructions, the shares of common stock represented by your proxy will be voted as follows:

  •
  FOR the election of each of the Company's five nominees for director to serve until the 2016 annual meeting of shareholders;

  •
  FOR the approval of the 2015 Cash Plan;

  •
  FOR the ratification of the appointment of Ernst & Young as the Company's independent registered public accounting firm for 2015; and

  •
  at the discretion of the proxy holders with regard to any other matter that is properly presented at the Annual Meeting.

        If you own shares of common stock held in "street name" and you do not instruct your broker how to vote your shares using the instructions your broker provides you, your shares will be voted in the ratification of the appointment of Ernst & Young as the Company's independent registered public accounting firm for 2015, but not for any other proposal. To be sure your shares are voted in the manner you desire, you should instruct your broker how to vote your shares.

        Holders of a majority of the outstanding shares of the Company's common stock must be present, either in person or by proxy, to constitute a quorum necessary to conduct the Annual Meeting. Abstentions are counted for purposes of determining a quorum and are considered present and entitled to vote.

        The following table sets forth the voting requirements, whether broker discretionary voting is allowed and the treatment of abstentions and broker non-votes for both of the matters to be voted on at the Annual Meeting.

Proposal	Vote Necessary to Approve Proposal	Broker Discretionary Voting Allowed?	Treatment of Abstentions and Broker Non-Votes
No. 1—Election of directors	Plurality (that is, the largest number) of the votes cast	No	Abstentions and broker non-votes are not considered votes cast and will have no effect
No. 2—Approval of the 2015 Cash Plan	Affirmative vote of a majority of the shares present, in person or by proxy, at the Annual Meeting and entitled to vote on the matter	No	Abstentions will have the effect of a vote cast against the matter. Broker non-votes will have no effect.
No. 3—Ratification of the appointment of Ernst & Young	Affirmative vote of a majority of the shares present, in person or by proxy, at the Annual Meeting and entitled to vote on the matter	Yes	Abstentions will have the effect of a vote cast against the matter

        The Company pays the costs of soliciting proxies. Our employees also may solicit proxies by telephone or in person. However, they will not receive additional compensation for soliciting proxies. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of these proxy materials to the beneficial holders and to request instructions for the execution of proxies. The Company may reimburse these persons for their related expenses.

PROPOSAL 1
ELECTION OF DIRECTORS

        A board of five directors will be elected at the Annual Meeting. Each director will hold office until the next annual meeting of shareholders and until his or her successor is elected and qualified or until his or her earlier death, resignation, disqualification or removal. The proxies being solicited will be voted for no more than five nominees at the Annual Meeting. Each director will be elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting, assuming a quorum is present.

        Pursuant to our bylaws, at each election of directors, Terry Ledbetter, our Chairman, President and Chief Executive Officer, is entitled to nominate one person for election to the board, provided that the Ledbetter group (consisting of Lonnie Ledbetter, Terry Ledbetter and their respective spouses, descendants and affiliates) owns at least a minimum percentage of our common stock. The required minimum ownership percentage is calculated by dividing one by the number of directors to be elected. For this Annual Meeting, based on the Ledbetter group's current ownership, Terry Ledbetter was entitled to nominate one director candidate; however, he elected not to exercise this right.

        All of the nominees listed below currently serve as directors. All of the nominees were nominated by our board of directors based on the recommendation of our Nominating and Corporate Governance Committee. Each nominee has indicated that he or she is willing and able to serve as a director. If any nominee becomes unable or unwilling to serve, the proxy may be voted for the election of a substitute nominee nominated by our board based on the recommendation of our Nominating and Corporate Governance Committee.

        Set forth below is biographical information for our director nominees.

        Gene Becker, age 65, joined our board of directors in June 2014. Mr. Becker is the President of Eugene Becker & Associates, a marketing and consulting company, organized to assist financial services companies in maximizing their fee income through the sale of insurance and membership programs. Mr. Becker founded Eugene Becker & Associates in 2000. Mr. Becker is also an operating partner of Golden Gate Capital and Altamont Capital, each a private equity firm. Mr. Becker has 25 years of extensive experience and knowledge of the property and casualty and life insurance markets. Mr. Becker received his B.A. from Biscayne College (St. Thomas University), and his M.B.A. from University of Miami.

        Mr. Becker was selected to serve on our board of directors because of his extensive experience in the insurance industry and as an insurance company executive.

        Marsha Cameron, age 60, joined our board of directors in June 2014. Ms. Cameron is a partner and co-founder of Paradox Compensation Advisors, an executive compensation advisory company, and the managing partner and founder of Aperture Coaching to Management, a consulting firm providing leadership coaching, strategy facilitation and change management services. Ms. Cameron founded Aperture Coaching in 2004 and co-founded Paradox Compensation Advisors in 2009. Ms. Cameron is a consultant and business owner with more than 30 years of experience in the areas of leadership coaching, executive compensation consulting, performance management and other areas. Ms. Cameron also serves on a number of non-profit boards. Ms. Cameron received her B.S. from University of California—Riverside and her M.S. from Columbia University. Ms. Cameron also received a graduate level certification in leadership coaching from Georgetown University in 2004.

        Ms. Cameron was selected to serve on our board of directors because of her diverse and extensive management experience.

        David King, age 56, joined our board of directors in June 2014. Mr. King is a Managing Director in Fortress Investment Group's Credit Funds business, where he heads the Strategic Capital Group and focuses on investments in the financial services sector. Prior to joining Fortress in 2014, in 2011,

Mr. King founded and led Culpeper Capital Partners LLC. Mr. King was formerly a Senior Managing Director at Bear Stearns Merchant Banking and its successor firm Irving Place Capital, a middle-market private equity firm from 2001 to 2011, and a Managing Director of McCown De Leeuw & Co., where he worked from 1990 to 2000. From 2007 to June 2014, Mr. King served on the board of Doral Financial, and he currently serves on the boards of a number of private companies in the financial services sector. Mr. King received his B.A. from Rice University, his M.S. from Stony Brook University, and his M.B.A. from Stanford University.

        Mr. King was selected to serve on our board of directors because of his extensive financial and business knowledge and his experience serving as a public company director.

        Terry Ledbetter, age 62, co-founded our business in 1973 and serves as our Chairman, President and Chief Executive Officer. Mr. Ledbetter has been a director since 1973 and has served as President for over 15 years. He became our Chairman and Chief Executive Officer in June 2014. In the early years of the collateral protection insurance business, Mr. Ledbetter developed many of the innovative features of the product that helped differentiate the Company from our competitors. Throughout the history of the Company, Mr. Ledbetter has been primarily responsible for the regulatory and legislative activity of the Company. Additionally, Mr. Ledbetter has been the principal contact with A.M. Best in establishing and maintaining the Company's "A" (Excellent) rating. Since 1979, Mr. Ledbetter has been dedicated to enhancing and expanding the program services business. Mr. Ledbetter has established new and maintained existing relationships with prospects, customers, reinsurers and brokers. Mr. Ledbetter provides ongoing leadership and strategic planning for the Company. Mr. Ledbetter received his B.B.A. from Southern Methodist University.

        Mr. Ledbetter was selected to serve on our board of directors because of his experience in the property and casualty insurance and the collateral protection insurance industries; his knowledge of the legal and regulatory matters affecting our operations; and his long-time executive experience with the Company.

        Fred Reichelt, age 74, joined our board of directors in June 2014. Mr. Reichelt is also a director of State National Insurance Company, Inc., a Texas-domiciled insurance company and subsidiary of the Company and has served as a member of its audit committee since 2011. Mr. Reichelt, a certified public accountant, has extensive experience in the financial services industry. Mr. Reichelt joined Unitrin in Chicago in 1991 as its Group Executive, and from 1995 to 2008 he served as President and CEO of Fireside Bank, a subsidiary of Unitrin. Mr. Reichelt received his B.S. from the University of Illinois at Urbana-Champaign.

        Mr. Reichelt was selected to serve on our board of directors because of his extensive experience in the insurance industry and as an insurance company executive.

The board of directors recommends a vote "FOR" the election of each of the above nominees.

PRIVATE PLACEMENT AND STOCK EXCHANGE LISTING

        On June 25, 2014, we completed the sale of an aggregate of 31,050,000 shares of our common stock in a private placement exempt from registration under the Securities Act of 1933, as amended, which we refer to as the "Private Placement". Prior to the completion of the Private Placement, our co-founders, brothers Lonnie Ledbetter and Terry Ledbetter, through trusts established by each of them, each held approximately 50% of the economic interest in our outstanding common stock and served as our only directors. On October 30, 2014, our registration statement registering the resale of the shares sold in the Private Placement was declared effective by the Securities and Exchange Commission (the "SEC"). Our common stock began trading on the Nasdaq Global Select Market on November 3, 2014.

 THE BOARD, ITS COMMITTEES AND ITS COMPENSATION

Director Compensation

        We pay our non-employee directors annual cash compensation of $50,000, subject to proration for period of service. In addition, the board granted 3,000 shares of restricted stock to each of our non-employee directors when they became directors in June 2014. These restricted stock awards will vest on the first anniversary of the grant date. We also pay the Chair of our Audit Committee an additional annual fee of $10,000 and the Chair of our Compensation Committee an additional annual fee of $5,000. Fred Reichelt was paid $25,000 for serving on the boards of directors and audit committees of our insurance subsidiaries in 2014 prior to the Private Placement. Mr. Reichelt continues to serve on the boards and audit committees of our insurance subsidiaries, but he no longer receives additional compensation for such services. Terry Ledbetter, our Chief Executive Officer, does not receive additional compensation for his service as a director.

        The following table provides information regarding the compensation of our non-employee directors for the year ended December 31, 2014.

Name	Fees Earned or Paid in Cash($)	Stock Awards ($)(1)	Total ($)
Gene Becker	25,000	30,000	55,000
Marsha Cameron	27,500(2)	30,000	57,500
David King	30,000(3)	30,000	60,000
Fred Reichelt	50,000(4)	30,000	80,000

(1)
In 2014, the board granted 3,000 shares of restricted stock to each of the non-employee directors. The restricted stock will vest on the first anniversary of the grant date. This column reflects the grant date fair value of the restricted stock, calculated in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718 ("Topic 718"). As of December 31, 2014, each non-employee director held 3,000 shares of restricted stock.

(2)
Includes $2,500 received for serving as Chair of our Compensation Committee.

(3)
Includes $5,000 received for serving as Chair of our Audit Committee.

(4)
Includes $25,000 received for serving on the boards of directors and audit committees of our insurance subsidiaries in 2014 prior to the Private Placement.

Corporate Governance

Director Independence

        Our board has undertaken a review of the composition of our board of directors and considered whether any director has a relationship with us that could compromise that director's independent judgment in carrying out that director's responsibilities and all other facts and circumstances that the board deemed relevant in determining independence. The board affirmatively determined that each of the members of our board of directors, with the exception of Terry Ledbetter, is an independent director under applicable NASDAQ rules.

Committees of the Board of Directors

        Our board of directors has established the following committees: Audit Committee; Compensation Committee; and Nominating and Corporate Governance Committee. Written copies of the board approved charters of each of these committees are available on our website at www.statenational.com. Our board of directors may, from time to time, establish or maintain additional committees as it deems necessary or appropriate.

Audit Committee

        The Audit Committee oversees our auditing, accounting, financial reporting, internal audit and internal control functions, appoints our independent public accounting firm and approves its services. One of its functions is to assure that the independent public accountants have the freedom, cooperation and opportunity necessary to accomplish their functions. The Audit Committee assures that appropriate action is taken on the recommendations of the independent public accountants. The Audit Committee charter requires the Audit Committee to approve all related-party transactions.

        The Audit Committee consists of David King (chair), Marsha Cameron and Fred Reichelt. The board has determined that the members of the Audit Committee meet the independence requirements contained in Rule 10A-3(b)(1) of the Exchange Act and applicable NASDAQ rules. In addition, the board of directors has determined that Mr. Reichelt qualifies as an "audit committee financial expert" within the meaning of Item 407(d)(5) of Regulation S-K. The Audit Committee met five times in 2014.

Compensation Committee

        The Compensation Committee reviews and determines the compensation of our executive officers and board members and reviews and approves employment and severance agreements with our named executive officers. The Compensation Committee also administers the grant of stock options and other awards under the 2014 Long-Term Incentive Plan and oversees all compensation plans, policies and programs of the Company as they affect the executive officers.

        Additional information on the Compensation Committee, its activities, its relationship with its compensation consultant and the role of management in setting compensation is provided under "Compensation Discussion and Analysis" below.

        The Compensation Committee consists of Marsha Cameron (chair), Gene Becker and Fred Reichelt. The board of directors has determined that the members of the Compensation Committee meet the definition of "independent director" under the Exchange Act and applicable NASDAQ rules. The Compensation Committee met three times in 2014.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee identifies individuals qualified to become board members, recommends candidates to fill board vacancies and newly-created director positions, recommends whether incumbent directors should be nominated for re-election to the board upon expiration of such director's term, recommends board members to the board for committee membership, and periodically reviews the Company's corporate governance policies, including the Company's Code of Conduct and any corporate governance guidelines.

        The Nominating and Corporate Governance Committee consists of Gene Becker (chair), Marsha Cameron and David King. The board of directors has determined that the members of the Nominating and Corporate Governance Committee meet the definition of "independent director" under the Exchange Act and applicable NASDAQ rules. The Nominating and Corporate Governance Committee met one time in 2014.

Qualifications for Director Nominees

        Our Nominating and Corporate Governance Committee is responsible for evaluating whether an incumbent director should be nominated for re-election to the board as well as recommending candidates to the board to fill new or vacant positions. In evaluating and recommending board candidates, the Nominating and Corporate Governance Committee will consider such factors as it deems appropriate, consistent with relevant policies and guidelines approved by the board or the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance

Committee will consider the individual's judgment, skill, diversity, integrity, experience with businesses and other organizations of comparable size, insurance industry knowledge, the interplay of the candidate's experience with the experience of other board members, the number of other public and private company boards on which the candidate serves and the extent to which the candidate would be a desirable addition to the board and any committee of the board. In determining whether to nominate an incumbent director for re-election, the Nominating and Corporate Governance Committee will also take into account such director's performance as a board member.

Shareholder Recommendations

        From time to time, our Nominating and Corporate Governance Committee, or other members of the board, may identify a need to add new members to our board. A director may be added to provide specific skills or to fill a vacancy on the board. At such time, the Nominating and Corporate Governance Committee would initiate a search, seeking input from board members and senior management. The Nominating and Corporate Governance Committee might engage a search firm to assist in the search. The Nominating and Corporate Governance Committee would seek full board approval of the selected candidate(s).

        Our bylaws permit shareholders to nominate directors for consideration at an annual meeting of shareholders. Direct shareholder nominations must be made in accordance with the advance notice requirements contained in the Company's bylaws. For a description of the process for submitting a director candidate in accordance with the Company's bylaws, see "Shareholder Proposals for the 2016 Annual Meeting." In addition, it is the policy of the Nominating and Corporate Governance Committee to consider a properly submitted shareholder recommendation when establishing the slate of director nominees to be submitted to the entire board. Assuming that a properly submitted shareholder recommendation for a director candidate has been received, the Nominating and Corporate Governance Committee will evaluate that candidate by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by other sources, but the Nominating and Corporate Governance Committee has no obligation to recommend that candidate for nomination. Shareholders may recommend nominees for consideration by the Nominating and Corporate Governance Committee by submitting the names and the following supporting information to the Chair of the Nominating and Corporate Governance Committee, c/o Secretary of the Company at 1900 L. Don Dodson Drive, Bedford, Texas 76021. The submissions should include (i) a current resume and curriculum vitae of the candidate and statement describing the candidate's qualifications and contact information for personal and professional references, (ii) the name and address of the shareholder who is submitting the nominee, and evidence establishing that the person making the recommendation is a shareholder of the Company, and the number of shares that are owned of record or beneficially by the submitting shareholder, and (iii) a description of all arrangements or understandings between the submitting shareholder and the candidate.

        As described above under Proposal One—Election of Directors, at each election of directors, Terry Ledbetter, our Chairman, President and Chief Executive Officer, is entitled to nominate one person for election to the board, provided that the Ledbetter group (consisting of Lonnie Ledbetter, Terry Ledbetter and their respective spouses, descendants and affiliates) owns at least a minimum percentage of our common stock.

Oversight of Risk Management

        We are exposed to a number of risks and undertake at least annually an enterprise risk management review to identify and evaluate these risks and to develop plans to manage them effectively. Currently, our chief financial officer is directly responsible for our enterprise risk management function and reports directly to our board of directors. In fulfilling the risk management responsibilities, the chief financial officer works closely with members of senior management, including the general counsel and our internal audit function.

        The board of directors plays a key role in the oversight of our enterprise risk management function. In that regard, the chief financial officer meets with the board of directors at each of their regularly scheduled meetings to discuss the risks facing us, highlighting any new risks that may have arisen since they last met.

Code of Business Conduct and Ethics

        All directors, officers and employees are expected to act ethically at all times and in accordance with our code of business conduct and ethics. Our code of business conduct and ethics is available on our website at www.statenational.com.

Board Leadership

        The Company's Chairman and Chief Executive Officer positions are combined. The board believes that combining the positions is the most effective leadership structure for the Company at this time. As Chief Executive Officer, Terry Ledbetter is involved in the day-to-day operations and is most familiar with the opportunities and challenges that the Company faces at any given time. With this executive and operational insight, he is able to assist the board in setting strategic priorities, lead the discussion of business and strategic issues and translate board recommendations into Company operations and policies.

Board Meetings

        The board met two times during 2014. Each director serving on the board in 2014 attended at least 75% of the total number of meetings of the board and committees on which he or she served, except for Mr. Reichelt who attended seven out of ten meetings of the board and committees on which he served.

Communications with the Board

        Any shareholder or other interested party who wishes to communicate directly with the board or any of its members may do so by writing to: Board of Directors, c/o State National Companies, Inc., 1900 L. Don Dodson Drive, Bedford, Texas 76021, Attn: Corporate Secretary. The mailing envelope should clearly indicate whether the communication is intended for the board as a group, the non-employee directors or a specific director.

COMPENSATION DISCUSSION AND ANALYSIS

        The following Compensation Discussion and Analysis provides information relevant to understanding the 2014 compensation of our executive officers identified in the Summary Compensation Table on page 18, whom we refer to as our named executive officers. For 2014, our named executive officers were:

  •
  Terry Ledbetter, our Chairman of the board of directors, President and Chief Executive Officer;

  •
  Lonnie Ledbetter, our former Chairman of the board of directors and former Chief Executive Officer;

  •
  David Hale, our Executive Vice President, Chief Operating Officer and Chief Financial Officer;

  •
  John Pearson, our Executive Vice President and National Sales Manager;

  •
  David Cleff, our Executive Vice President of Business Affairs, General Counsel and Secretary; and

  •
  Lonnie "Trace" Ledbetter, III, our Executive Vice President of Service.

        Lonnie Ledbetter and Terry Ledbetter are brothers, and Trace Ledbetter is Lonnie Ledbetter's son.

Background and Transition to Public Company

        On June 25, 2014, we completed the sale of an aggregate of 31,050,000 shares of our common stock in a private placement exempt from registration under the Securities Act of 1933, as amended, which we refer to as the "Private Placement". Subsequently, we filed a resale registration statement with the Securities and Exchange Commission for the benefit of the holders of the shares sold in the Private Placement. The resale registration statement was declared effective on October 30, 2014, and our common stock began trading on the Nasdaq Global Select Market on November 3, 2014.

        Our co-founders, brothers Lonnie Ledbetter and Terry Ledbetter, have been instrumental in developing and growing our business. Prior to the completion of the Private Placement, Lonnie Ledbetter and Terry Ledbetter each owned approximately 50% of our outstanding common stock and served as our only directors. In addition, management responsibilities were shared equally between them, with Lonnie serving as Chairman and Chief Executive Officer and Terry serving as President. On a day-to-day basis, Lonnie led the Lender Services segment while Terry led the Program Services segment. Upon completion of the Private Placement, Lonnie retired and began a one-year consultancy with the Company, and Terry assumed the role of Chief Executive Officer and Chairman, in addition to President.

        Prior to the Private Placement, all compensation determinations were made by Lonnie Ledbetter and Terry Ledbetter, as our only directors. Following the Private Placement, we constituted a Compensation Committee whose members meet the definition of "independent director" under the Exchange Act and applicable NASDAQ rules. The Compensation Committee reviews and determines the compensation of our named executive officers for 2015 and thereafter and will review and approve any new employment and severance agreements with our named executive officers.

Key Changes in Our 2014 Executive Compensation Program in Connection with the Private Placement

        In connection with the Private Placement, we instituted several changes to our 2014 executive compensation program.

        Prior to the completion of the Private Placement, we paid special compensation to our co-founders and principal executive officers, Lonnie Ledbetter and Terry Ledbetter, in recognition of their service to our Company. These payments are referred to as "founder special compensation". Founder special compensation payments were discretionary and determined by Lonnie Ledbetter and Terry Ledbetter. Between January 1, 2014 and June 25, 2014, we paid founder special compensation in the aggregate amount of $17.9 million. Upon completion of the Private Placement, the Company ceased paying founder special compensation.

        In connection with the completion of the Private Placement, we awarded equity-based compensation in the form of stock options to key employees to recognize their efforts contributing to the success of the Private Placement and to establish alignment with the Company's new public shareholders.

        Upon completion of the Private Placement, in addition to his role as President, Terry Ledbetter assumed the roles of Chief Executive Officer and Chairman. At such time, his annual salary was reduced from $1,500,000 to $975,000 and he was awarded options to purchase 1,473,333 shares of our common stock.

Compensation Program Objectives

        The objectives of our executive compensation program have been to retain the executives who have been integral to our growth, to attract other talented and dedicated executives and to motivate each of our executives to achieve key financial and other business objectives. To achieve these goals, we offer an executive compensation package which is straightforward and competitive. We have historically compensated our named executive officers using a combination of base salary, annual cash bonuses and long-term cash bonuses. In 2014, in connection with the Private Placement, we introduced an equity-based compensation component into our executive compensation program in the form of stock options.

        In setting 2014 compensation levels, Lonnie Ledbetter and Terry Ledbetter focused on compensating the named executive officers at levels they believed, based on research and gathering of data and the advice of the Company's compensation consultant, to be competitive for executives at companies of similar size and life-cycle operating in the industry, taking into account company performance and the fact that we were a privately-owned company. Lonnie Ledbetter and Terry Ledbetter determined that the 2014 compensation levels for the named executive officers are competitive and do not encourage them to take unnecessary or excessive risks. We expect that as we continue to progress, the executive compensation programs and policies adopted by our independent Compensation Committee will evolve to reflect our achievements as a public company and to remain competitive.

The Role of the Board, Compensation Committee and Compensation Consultants

        The Board and Compensation Committee.    Prior to the Private Placement, our board of directors made all decisions about executive compensation.

        In connection with the Private Placement, our board of directors established a Compensation Committee whose members meet the definition of "independent director" under the Exchange Act and applicable NASDAQ rules. As such, the Compensation Committee will be responsible for determining the compensation of the Company's Chief Executive Officer and other named executive officers for 2015 and thereafter. The Compensation Committee will also review and approve new employment and severance agreements with our named executive officers.

        Compensation Consultants.    During 2014, in contemplation of completing the Private Placement and transitioning to becoming a public company, the Company engaged Pay Governance LLC ("Pay Governance") as an advisor to assist the Company on executive compensation matters. Following the Private Placement, the Compensation Committee engaged Pay Governance as an advisor on executive compensation and governance matters. Pay Governance currently reports directly to the Compensation

Committee. The Compensation Committee has reviewed information provided by Pay Governance addressing the independence of Pay Governance and the representatives serving the Compensation Committee. Based on this information, the Compensation Committee concluded that the work performed by Pay Governance and its representatives involved in the engagement did not raise any conflict of interest.

The Use and Role of Peer Companies

        In 2014, the Company sought to develop peer groups in order to assess the competitiveness of the Company's executive compensation program. Prior to the Private Placement, Pay Governance provided information and advice regarding potential peer companies to Terry Ledbetter. After reviewing the relevant information, and in consultation with Pay Governance, Terry Ledbetter determined that due to the unique nature of the combination of markets in which the Company operates, there is not a large sample of similarly-sized public companies that it considers direct competitors and, thus, natural peers for benchmarking performance and/or pay levels. To address this challenge, Terry Ledbetter elected to develop two distinct peer groups for benchmarking purposes: a "Pay Level Peer Group" and a "Pay Practices Peer Group". Following the Private Placement, our Compensation Committee reviewed both peer groups and did not make any changes to the composition of either group.

        Pay Level Peer Group.    The Pay Level Peer Group represents companies similar in size and operating in similar industries and/or markets as the Company. This group was established for purposes of assessing the market competitiveness of compensation levels among the Company's officers and non-employee directors. The following criteria were considered in selecting the constituents of this group:

  •
  Property & Casualty Insurance Industry Classification;

  •
  Market capitalization generally targeted between .4x and 4.0x of the Company's projected revenues;

  •
  Revenue generally targeted between .4x and 4.0x of the Company's projected revenue; and

  •
  Similar asset size.

        The "Pay Level Peer Group" consisted of the following companies:

Baldwin & Lyons, Inc.	National Interstate Corporation
Donegal Group, Inc.	Amerisafe, Inc.
EMC Insurance Group, Inc.	Federated National Holding Company
Hallmark Financial Services, Inc.	United Insurance Holdings Corporation
HCI Group, Inc.	Universal Insurance Holdings, Inc.

        Pay Practices Peer Group.    The Pay Practices Peer Group was constructed to provide a broader perspective on compensation practices among companies with similar operations and/or operating in similar markets as the Company, but without the same size limitations used in determining the Pay Level Peer Group. When examining compensation design, performance metrics and compensation governance practices, information developed from this group supplements information derived from the

Pay Level Peer Group in order to provide a more comprehensive understanding of market practices. The "Pay Practices Peer Group" consisted of the following companies:

Argo Group International Holdings, Ltd. Infinity Property and Casualty Corporation Meadowbrook Insurance Group, Inc. Montpelier Re Holdings, Ltd. Navigators Group, Inc.	OneBeacon Insurance Group, Ltd. RLI Corporation Safety Insurance Group, Inc. Tower Group International, Ltd. (Acquired in 9/14) United Fire Group, Inc.

        Executive Market Assessment.    Prior to the Private Placement, Pay Governance conducted a competitive compensation assessment of the Company's executive officer positions. In this study, data from the Pay Level Peer Group were used in combination with relevant published compensation survey sources to establish competitive market rates for similar positions in the market. Terry Ledbetter used this information in monitoring market pay levels and practices related to incentive design, performance metrics and competitive practices. The Pay Practices Peer Group was not used for purposes of benchmarking pay levels for the executives.

        Pay Governance's assessment considered the following elements of the Company's executive pay program, both individually and in the aggregate: base salary, total annual cash compensation (base salary + annual short-term incentive), long-term cash incentives, and total direct compensation (total annual cash compensation + long-term cash incentives). At the time of the review, the Company's compensation structure was reflective of its historical practices as a private company, with pay consisting only of cash compensation as the Company had not yet awarded any equity-based compensation to employees. Although comparisons varied by individual, on average, Pay Governance considered the Company's compensation levels to be competitive. Based on the Company's historical compensation structure, including the lack of equity awards, the Company's mix of pay was different than that observed in the market with cash compensation levels often higher than market and long-term incentive levels generally below market.

        These findings reinforced the board of directors plan to establish meaningful equity interests among the named executive officers through stock option grants aligned with the Private Placement.

Our 2014 Compensation Program

        Historically, the principal elements of our executive compensation program were: base salary; short-term cash incentive; long-term cash incentive; and employee benefits and other perquisites. In addition, our co-founders and principal executive officers, Lonnie Ledbetter and Terry Ledbetter, were paid founder special compensation in recognition of their service to our Company. For 2014, certain of our named executive officers were also awarded special bonuses for transitioning from a privately held company to a publicly traded company and stock options. We have also entered into severance agreements with our executive officers. We believe that the continuing elements of our compensation program are common in our industry, and we provide them in order to remain competitive in attracting, motivating, and retaining superior executive talent.

        Base Salary.    Prior to the Private Placement, our board of directors established base salaries for themselves and other Company executives. Factors considered in determining individual salaries included overall Company performance, recent and past performance of the individual, level of responsibility, prior experience and breadth of knowledge. Additionally, the board considered external pay practices as well as general industry and economic conditions. After consideration of these factors, the board approved 2014 base salary increases for the named executive officers ranging from 4% to 10%.

        The board of directors also approved, (i) effective upon the closing of the Private Placement, the reduction of Terry Ledbetter's 2014 base salary from $1,500,000 to $975,000, and (ii) effective upon Lonnie Ledbetter's resignation as a director, officer and employee of the Company, which became effective upon completion of the Private Placement, the entry into a one-year consulting agreement with Lonnie Ledbetter pursuant to which the Company will pay Lonnie Ledbetter $41,667 per month in exchange for his agreement to provide certain consulting services to the Company during the term of the agreement.

        Executive Performance-Based Cash Incentive Plans.    Prior to or in connection with the Private Placement, our board of directors, consisting of Lonnie Ledbetter and Terry Ledbetter, established performance-based short-term and long-term incentive plans for all of our named executive officers other than Lonnie Ledbetter.

        Short-Term Incentive Plan.    The short-term incentive plans seek to focus executives on meeting key annual financial and other business objectives and reward success. In certain circumstances, a threshold, target and outstanding performance objective is established, together with corresponding payout amounts. In February, 2015, the Compensation Committee approved the amounts payable under the short-term incentive plan. The amounts reflected in the column titled "Non-Equity Incentive Plan Compensation" in the Summary Compensation Table below were earned and paid to these executives pursuant to these short-term awards based on 2014 performance.

        For each of the named executive officers, other than Mr. Pearson, individual awards under the 2014 short-term incentive plan were earned based upon performance relative to: (i) established corporate underwriting margin goals, (ii) business segment underwriting margin goals, and (iii) individual MBOs, as follows:

		Financial Weight
	Target $	Corp	Program	Lender	MBOs
Terry Ledbetter	$1,500,000	100%	—	—	—
David Hale	$330,000	25%	25%	25%	25%
David Cleff	$160,000	25%	40%	—	35%
Trace Ledbetter	$155,000	15%	5%	50%	30%

        2014 underwriting margin goals established for corporate, lender services and program services are specified below, along with the percent of target award earned for achievement of those goals.

Underwriting Margin	Threshold	Target	Outstanding
Corporate	$41.6 million	$52.0 million	$62.4 million
Program Services	$28.0 million	$35.0 million	$42.0 million
Lender Services	$13.6 million	$17.0 million	$20.4 million
Earned Award	50% of Target	100% of Target	200% of Target

        In addition to financial goals, earned awards of each of the named executive officers is also dependent upon performance relative to individual MBOs established at the beginning of the year and approved by the board of directors, consisting of Terry and Lonnie Ledbetter. MBOs vary by individual and reflect key operational, strategic or other objectives that align with key priorities of the Company. At the end of the year, the Compensation Committee, with input from Terry Ledbetter, assessed performance relative to these MBOs on an unweighted, subjective basis, taking into consideration: (i) achievement of MBOs, (ii) quality of performance and (iii) changes in the relative priority of the MBOs throughout the year in response to changing business conditions.

        The following table summarizes earned individual awards, other than Mr. Pearson, based on achievement of financial (underwriting margin) results and the assessment of performance relative to each individual's MBOs. The awards related to the underwriting margin components were based upon the percentage of target achieved as follows: (i) corporate at 97.4%; (ii) Lender Services at 90.2%; and (iii) Program Services at 100.8%.

Executive	Corporate	Program	Lender	MBOs	Total
Terry Ledbetter	$1,400,984	—	—	—	$1,400,984
David Hale	$77,054	$85,893	$62,349	$82,500	$307,796
David Cleff	$37,360	$66,632	—	$81,000	$184,992
Trace Ledbetter	$21,949	$7,808	$58,571	$41,500	$129,828

        Mr. Pearson's awards under the 2014 short-term incentive plan were earned based upon performance relative to: (i) collateral protection insurance sales volume objectives with a premium for sales to banks and finance companies; (ii) the Lender Services underwriting margin; and (iii) MBOs. Mr. Pearson earned awards on each of these objectives as follows: (i) sales based award was $185,108; (ii) Lender Services underwriting margin award was $153,391; and (iii) MBO award was $30,000. Mr. Pearson's total award under the 2014 short-term incentive plan was $368,499.

        Long-Term Incentive Plan—2013-2015 Performance.    In 2013, our board of directors, consisting of Lonnie Ledbetter and Terry Ledbetter, established performance-based, long-term incentive plans for Messrs. Hale, Cleff and Pearson. The long-term incentive plan seeks to retain executive talent, align the interests of key executives with those of our shareholders and promote multi-year growth objectives. Amounts may be earned under the long-term incentive plan based on cumulative corporate underwriting margin ("CCUM") objectives for the period from January 1, 2013 through December 31, 2015. These CCUM objectives are disclosed in the limited context of our executive compensation program and should not be understood to be a statement of the Company's expectations or estimates of results or other guidance.

        Each award reflects a threshold and a maximum performance objective, together with corresponding payout amounts. No bonuses will be paid if the CCUM for 2013-15 is less than $80 million. Each executive will receive a bonus of $150,000 to $750,000 if the CCUM exceeds $80 million. The maximum bonus payable is $750,000 if the CCUM for 2013 to 2015 equals or exceeds $110 million.

        Special Cash Bonuses.    In 2014, pursuant to agreements approved by Lonnie Ledbetter and Terry Ledbetter, Messrs. Hale, Pearson and Cleff received cash bonuses of $1,250,000, $1,500,000 and $500,000, respectively, in connection with their efforts in preparing the Company for transitioning from a privately-held company to a publicly-traded company.

        Founder Special Compensation.    Historically, the Company has paid special compensation to our co-founders and principal executive officers, Lonnie Ledbetter and Terry Ledbetter, in recognition of their service to our Company. These payments are referred to as "founder special compensation." Founder special compensation payments were discretionary and determined by Lonnie Ledbetter and Terry Ledbetter. Between January 1, 2014 and June 25, 2014, we paid founder special compensation to Lonnie Ledbetter in the amount of $8.8 million, and to Terry Ledbetter in the amount of $8.6 million. Additionally, in 2014, prior to the completion of the Private Placement, the Company transferred real estate and certain vehicles valued at $513,454 equally (50/50) to Trace Ledbetter and Luke Ledbetter, our Senior Vice President of Program Sales and Underwriting and son of Terry Ledbetter, which amounts were included in founder special compensation in 2014. Upon completion of the Private Placement, the Company ceased paying founder special compensation.

        Equity Awards.    In connection with the completion of the Private Placement, the board of directors, consisting of Lonnie Ledbetter and Terry Ledbetter, made grants of non-qualified stock options to our executive officers and certain employees to purchase an aggregate of 2,783,873 shares of our common stock. These grants were made (i) to recognize the performance of these individuals, including their efforts toward the successful Private Placement, (ii) to align their interests with those of our shareholders and (iii) to provide an additional incentive to promote our success and to remain in our service. The following table sets forth certain information regarding these stock option grants to our named executive officers:

Name	Options
Terry Ledbetter	1,473,333
Lonnie Ledbetter	0
David Hale	427,350
David Cleff	284,900
John Pearson	28,490
Trace Ledbetter	284,900

        Each option described above has a 10-year term, an exercise price equal to $10.00, the purchase price of our common stock in the Private Placement, and is subject to pro rata vesting over a three-year period, subject to full and immediate vesting upon termination of service on account of death or disability. Upon a recipient's termination of service on account of resignation, vested options will remain exercisable for one year following such resignation (two years in the case of Terry Ledbetter) or, if earlier, the expiration of the option. Upon a recipient's termination of service on account of death or disability, vested options will remain exercisable for one year following such death or disability (four years in the case of Terry Ledbetter) or, if earlier, the expiration of the option. Upon a recipient's termination of service for any other reason, vested options will remain exercisable for two years (four years in the case of Terry Ledbetter) or, if earlier, the expiration of the option.

        Following the completion of the Private Placement, the Company awarded all of its employees a bonus of 100 shares of common stock (or the equivalent value in cash, in either case together with an additional $300 in cash to help defray taxes) in recognition of their efforts on behalf of the Company to position it to become a publicly-traded company. Each of our named executive officers elected to receive the bonus in the form of common stock.

Other Benefits and Perquisites.

        Our named executive officers are eligible to participate in all of our employee benefit plans such as medical, dental, vision, group life, disability, and our 401(k) savings plan (with a contribution equal to up to 6% of compensation subject to certain limitations), in each case on the same basis as our other employees. In addition, a few perquisites are provided to the named executive officers, in addition to several other employees. As an example, each named executive officer is provided the use of a company-owned automobile including maintenance costs, insurance coverage, and fuel.

Severance Agreements

        The Company is party to severance agreements with Terry Ledbetter, David Hale, John Pearson, David Cleff and Trace Ledbetter. These severance agreements were entered into prior to the Private Placement and were approved by the board of directors, consisting of Lonnie Ledbetter and Terry Ledbetter. The severance agreement with Terry Ledbetter provides that in the event he is terminated without "cause" or resigns for "good reason," he will be entitled to a lump sum severance benefit equal to three times the sum of his base salary at the time of termination and his target bonus for the year of termination. However, if any portion of the severance payment would cause Terry Ledbetter to be the recipient of an "excess parachute payment" within the meaning of Section 280G(b) of the Internal

Revenue Code of 1986 (the "Internal Revenue Code"), the amount of his severance benefit shall be reduced so that the maximum amount payable (after reduction) shall be one dollar less than the amount that would cause him to be the recipient of an excess parachute payment. Under the severance agreement, Terry Ledbetter agrees not to engage in certain activities (noncompetition, nonsolicitation, etc.) for two years following termination of employment.

        The other severance agreements are similar to Terry Ledbetter's except that the employee's severance benefit is equal to one times his base salary at the time of termination. However, a larger benefit equal to 2.5 times base salary (1.75 times base salary in the case of Mr. Trace Ledbetter) is provided in the case of termination during the two-year period immediately following either: (i) June 25, 2014, the date of the completion of the Private Placement; or (ii) any subsequent "change of control" of the Company, which is defined to have the same meaning as set forth in our 2014 Long-Term Incentive Plan.

        Except in the case of Terry Ledbetter, no severance benefit will be paid under any of these severance agreements if the employee's termination of employment occurs after June 25, 2021.

  Significant Policies

        Insider Trading Policy.    Our Insider Trading Policy prohibits our directors, executive officers and certain key employees from engaging in certain transactions involving our common stock, including options trading, short sales, derivative transactions and hedging transactions. In addition, these directors, executive officers and key employees are prohibited from holding our common stock in a margin account or otherwise pledging our common stock as collateral for a loan.

        Policy With Respect to Deductibility of Compensation.    The accounting and tax treatment of particular forms of compensation have not, to date, materially affected our compensation decisions. However, our Compensation Committee plans to periodically evaluate the effect of relevant accounting and tax provisions. For instance, Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for certain compensation in excess of $1.0 million paid in any year to any of our "covered employees" (which generally includes our chief executive officer and any of our three other most highly compensated executive officers other than the chief financial officer). However, amounts that constitute "performance-based compensation" are not subject to the deduction limitation. In addition, Section 162(m) provides that certain compensation paid during a transition period ending with our 2016 annual shareholders meeting will not be subject to the deduction limitations. Although we expect that our Compensation Committee will consider the impact of Section 162(m) in structuring our compensation plans and programs, the Compensation Committee may approve awards which would not qualify as performance-based compensation under Section 162(m). Such awards may include discretionary cash bonuses. We expect our Compensation Committee to reserve the flexibility and authority to make decisions that are in the best interest of our Company, even if those decisions do not result in full deductibility of executive compensation under Section 162(m).

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis. Based on that review and discussion, the Compensation Committee recommended to the board of directors of the Company that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

        This report is submitted by the members of the Compensation Committee of the board.

COMPENSATION COMMITTEE Marsha Cameron, Chair Gene Becker Fred Reichelt

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table provides information regarding the compensation of our chief executive officer, our chief financial officer, our three other most highly compensated executive officers, and our former chief executive officer for the years ended December 31, 2014, and 2013.

Name and Principal Position	Year	Salary($)		Bonus($)		Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation($)(3)	All Other Compensation ($)(4)	Total($)
Terry Ledbetter(5)	2014	1,241,538	(6)	8,561,993	(7)	1,050	4,744,132	1,400,984	48,884	15,998,582
Chairman, President and Chief	2013	1,500,000		5,000,000	(7)	—	—	—	36,586	6,536,586
Executive Officer
Lonnie Ledbetter(5)(8)	2014	228,615	(8)	8,828,853	(7)	—	—	—	287,196	9,414,664
Former Chairman and Chief	2013	560,000		5,201,955	(7)	—	—	—	59,671	5,821,625
Executive Officer
David Hale	2014	448,022		1,250,000	(9)	1,050	1,376,067	307,796	42,416	3,425,352
Executive Vice President, Chief	2013	403,670		—		—	—	386,494	43,264	833,428
Operating Officer and Chief
Financial Officer
John Pearson	2014	395,597		1,500,000	(9)	1,050	91,738	368,499	50,113	2,406,997
Executive Vice President and	2013	376,817				—	—	366,563	54,489	797,869
National Sales Manager
Trace Ledbetter(5)	2014	343,419		256,727	(7)	1,050	917,378	129,828	57,884	1,706,286
Executive Vice President of Service	2013	316,300		—		—	—	240,485	59,124	615,908
David Cleff	2014	340,681		500,000	(9)	1,050	917,378	184,992	51,949	1,996,050
Executive Vice President of Business	2013	309,797		—		—	—	199,843	57,325	566,965
Affairs, General Counsel and
Secretary

(1)
Following the completion of the Private Placement, the Company awarded all of its employees a bonus of 100 shares of common stock (or the equivalent value in cash, in either case together with an additional $300 in cash to help defray taxes) in recognition of their efforts on behalf of the Company to position it to become a publicly-traded company. These named executive officers elected to receive the bonus in the form of common stock. These amounts reflect the fair value of the stock awards as of the date of grant.

(2)
Reflects the fair value of the stock options as of the date of grant. The value is calculated in accordance with FASB ASC Topic 718. See Note 15 to the consolidated financial statements included in our 2014 Form 10-K for information regarding the assumptions made in determining these values.

(3)
Reflects amounts paid for 2013 and 2014 performance pursuant to our Short-Term Incentive Plans. The 2014 performance criteria are described above under "Compensation Discussions and Analysis—Our 2014 Compensation Program—Executive Performance-Based Incentive Plans—Short Term Incentive Plan."

(4)
The following amounts are included in All Other Compensation:

			Medical, Life and Disability Insurance Premiums ($)
					Value of Company Provided Car ($)
	401(k) Contribution ($)						Holiday Bonus ($)
									2014 Cash Payment in Connection with Stock Award ($)
Executive	2014	2013	2014	2013	2014	2013	2014	2013
Terry Ledbetter	15,600	15,300	11,418	15,702	21,566	5,584	—	—	300
Lonnie Ledbetter	15,600	15,300	8,078	16,864	13,517	27,506	—	—	—
David Hale	15,600	15,300	430	366	20,986	22,498	5,100	5,100	300
John Pearson	15,600	15,300	8,291	11,762	20,822	22,327	5,100	5,100	300
Trace Ledbetter	15,600	15,300	15,476	13,605	21,408	25,119	5,100	5,100	300
David Cleff	15,600	15,300	10,638	12,189	20,311	26,735	5,100	3,100	300

  For Lonnie Ledbetter, All Other Compensation also includes $250,000 in consulting fees paid pursuant to a one-year consulting agreement entered into upon Lonnie's resignation as a director, officer and employee of the Company upon completion of the Private Placement.

(5)
Lonnie Ledbetter and Terry Ledbetter are brothers and Trace Ledbetter is Lonnie Ledbetter's son.

(6)
Upon completion of the Private Placement, Terry Ledbetter's annual salary was reduced from $1,500,000 to $975,000.

(7)
Reflects founder special compensation.

(8)
Lonnie Ledbetter retired as a director and officer and employee of the Company upon completion of the Private Placement on June 25, 2014.

(9)
Special cash bonuses provided in connection with the executive officer's efforts in preparing the Company for transitioning from a privately-held company to a publicly-traded company.

Grants of Plan-Based Awards

        The following table sets forth certain information regarding grants of plan-based awards to the named executive officers during the fiscal year ended December 31, 2014.

					All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)					Exercise or Base Price of Option Awards ($/Sh)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Terry Ledbetter	1/1/2014	750,000	1,500,000	3,000,000
	6/25/2014					1,473,333	10.00	4,744,132
	7/9/2014				100			1,050
Lonnie Ledbetter	—	—	—	—		—	—	—
David Hale	1/1/2014	206,250	330,000	577,500
	6/25/2014					427,350	10.00	1,376,067
	7/9/2014				100			1,050
John Pearson	1/1/2014	—	352,000	—
	6/25/2014					28,490	10.00	91,738
	7/9/2014				100			1,050
Trace Ledbetter	1/1/2014	100,750	155,000	263,500
	6/25/2014					284,900	10.00	917,378
	7/9/2014				100			1,050
David Cleff	1/1/2014	108,000	160,000	264,000
	6/25/2014					284,900	10.00	917,378
	7/9/2014				100			1,050

(1)
Reflects annual performance-based cash bonus awards pursuant to our Short-Term Incentive Plans. The executive officers' bonus amounts are based on achieving certain performance measures. Amounts earned for 2014 performance by the executive officers under this award are reported in the column titled "Non-Equity Incentive Plan Compensation" in the "Summary Compensation Table" above. Details regarding these awards, including the relevant performance measures, are set forth in "Compensation Discussion and Analysis—Our 2014 Compensation Program—Executive Performance-Based Incentive Plans—Short Term Incentive Plan."

(2)
Reflects a stock award following the completion of the Private Placement.

(3)
Reflects options granted pursuant to the 2014 Long-Term Incentive Plan on the closing date of the Private Placement. One-third of these options vest on each of the first, second and third anniversaries of the grant date. These options have a ten-year life.

(4)
Reflects the purchase price of our common stock in the Private Placement.

(5)
Amounts represent the fair value as of the date of grant calculated in accordance with ASC 718. Details of the assumptions used in valuing these options are set forth in Note 15 to our audited financial statements included in our 2014 Form 10-K.

Outstanding Equity Awards at Fiscal Year-End

        The following table sets forth certain information regarding the outstanding equity awards of the named executive officers at December 31, 2014.

	Option Awards(1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Terry Ledbetter	0	1,473,333	10.00	6/25/2024
Lonnie Ledbetter	—	—	—	—
David Hale	0	427,350	10.00	6/25/2024
John Pearson	0	28,490	10.00	6/25/2024
Trace Ledbetter	0	284,900	10.00	6/25/2024
David Cleff	0	284,900	10.00	6/25/2024

(1)
Reflects options granted pursuant to the 2014 Long-Term Incentive Plan on the closing date of the Private Placement. One-third of these options vest on each of the first, second and third anniversaries of the grant date. These options have a ten-year life.

Option Exercises and Stock Vested

        The following table sets forth certain information regarding the stock awards issued during 2014. None of the named executive officers exercised stock options in 2014.

	Stock Awards(1)
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Terry Ledbetter	100	1,050
Lonnie Ledbetter	—	—
David Hale	100	1,050
John Pearson	100	1,050
Trace Ledbetter	100	1,050
David Cleff	100	1,050

(1)
Reflects a stock award following the completion of the Private Placement. These amounts reflect the fair value of the stock awards as of the date of grant. The value is calculated in accordance with FASB ASC Topic 718.

Severance Agreements

        The Company is party to severance agreements with Terry Ledbetter, David Hale, John Pearson, David Cleff and Trace Ledbetter.

        The severance agreement with Terry Ledbetter provides that in the event he is terminated without "cause" or resigns for "good reason," he will be entitled to a lump sum severance benefit equal to three times the sum of his base salary at the time of termination and his target bonus for the year of termination. However, if any portion of the severance payment would cause Terry Ledbetter to be the recipient of an "excess parachute payment" within the meaning of Section 280G(b) of the Internal Revenue Code, the amount of his severance benefit shall be reduced so that the maximum amount of the parachute payments (after reduction) shall be one dollar less than the amount that would cause him to be the recipient of an excess parachute payment. Under the severance agreement, Terry

Ledbetter agrees not to engage in certain activities (noncompetition, nonsolicitation, etc.) for two years following termination of employment.

        The other severance agreements are similar to Terry Ledbetter's except that the employee's severance benefit is equal to one times his base salary at the time of termination. However, a larger benefit equal to 1.75 times base salary (2.5 times base salary in the case of Messrs. Hale, Pearson and Cleff) is provided in the case of termination during the two-year period immediately following either: (i) June 25, 2014, the date of the completion of the Private Placement; or (ii) any subsequent "change of control" of the Company, which is defined to have the same meaning as set forth in our 2014 Long-Term Incentive Plan.

        Except in the case of Terry Ledbetter, no severance benefit will be paid under any of these severance agreements if the employee's termination of employment occurs after June 25, 2021.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL HOLDERS

        The tables below provide information regarding the beneficial ownership of the Company's common stock for:

  •
  each of our directors;

  •
  each of our named executive officers;

  •
  all directors and executive officers as a group; and

  •
  each beneficial owner known by us to be the beneficial owner of more than five percent of the Company's common stock.

        Except as otherwise noted below, the address of each named executive officer, director and greater than 5% shareholder listed on the table below is c/o State National Companies, Inc., 1900 L. Don Dodson Drive, Bedford, Texas 76021. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that all of the persons and entities named in the tables below have sole voting and dispositive power over the shares of common stock listed or share voting and dispositive power with his or her spouse. We have based our calculations of the percentage of beneficial ownership on 44,247,102 shares of common stock outstanding on March 27, 2015.

Five Percent Shareholders

        The following table sets forth information regarding all persons known by the Company to be the beneficial owners of more than 5% of the Company's common stock as of March 27, 2015.

Name and Address of Beneficial Owner	Number of Shares and Nature of Beneficial Ownership	Percent of Class (%)
Terry L. Ledbetter, Sr.(1)	5,495,562	12.4
Reta Laurie Ledbetter(1)	5,495,462	12.4
Bradford Luke Ledbetter(2)	5,608,372	12.7
Terry L. Ledbetter, Jr.(3)	4,960,152	11.2
Centerbridge Credit Partners, L.P.(4)	4,020,000	9.1
Fortress Investment Group LLC(5)	3,500,000	7.9
Indaba Capital Management, L.P.(6)	2,340,506	5.3

(1)
In a Schedule 13D filed with the SEC on December 23, 2014, Terry Ledbetter and Reta Laurie Ledbetter reported that they each beneficially own 5,495,462 shares of common stock, consisting of the following: (i) 5,160,732 shares held by The Terry Lee Ledbetter and Reta Laurie Ledbetter 2000 Revocable Trust over which Terry Ledbetter and Reta Laurie Ledbetter share voting and dispositive power; and (ii) 334,730 shares held by a foundation over which Terry Ledbetter and Reta Laurie Ledbetter share voting and dispositive power. In addition, Terry Ledbetter reported that he owns 100 shares of common stock individually, over which he has sole voting and dispositive power. Terry Ledbetter and Reta Laurie Ledbetter are married.

(2)
In a Schedule 13D filed with the SEC on February 17, 2015, Bradford Luke Ledbetter ("Luke Ledbetter") reported that he beneficially owned 5,608,372 shares of common stock, consisting of the following: (i) 100 shares held by Luke Ledbetter individually, over which he has sole voting and dispositive power; (ii) 648,120 shares held by the Bradford Luke Ledbetter 1999 Grantor Trust No. 2 for which he serves as co-trustee with Lonnie K. "Trace" Ledbetter, III, with whom he shares voting and dispositive power over such shares; (iii) 3,499,476 shares held by the following trusts for which he serves as co-trustee with Terry L. Ledbetter, Jr. ("Terry Ledbetter, Jr."), with whom he shares voting power over such shares and with whom, together with an independent trustee, he shares dispositive power over such shares: (A) 986,794 shares held by the Bradford Luke Ledbetter 2006 Grantor Trust No. 2; (B) 910,432 shares held by the Bradford Luke Ledbetter 2010 Grantor Trust No. 2; (C) 996,540 shares held by the Terry Lee Ledbetter, Jr. 2006 Grantor Trust No. 2; and (D) 605,710 shares held by the Terry Lee Ledbetter, Jr. 2010 Grantor Trust No. 2; (iv) 601,344 shares held by the Terry Lee Ledbetter, Jr. 1999 Grantor Trust No. 2 for which he serves as co-trustee with Terry Ledbetter, Jr., with whom he shares voting and dispositive power over such shares; and (v) 859,332 shares held by The Ledbetter Family and Charitable Irrevocable 2012 Trust for which he serves as sole trustee and has sole voting and dispositive power over such shares.

(3)
In a Schedule 13D filed with the SEC on February 17, 2015, Terry Ledbetter, Jr. reported that he beneficially owned 4,960,152 shares of common stock, consisting of the following: (i) 601,344 shares held by the Terry Lee Ledbetter, Jr. 1999 Grantor Trust No. 2 for which Terry Ledbetter, Jr. serves as co-trustee with Luke Ledbetter, with whom he shares voting and dispositive power over such shares; (ii) 3,499,476 shares held by the following trusts for which Terry Ledbetter, Jr. serves as co-trustee with Luke Ledbetter, with whom he shares voting power and with whom, together with an independent trustee, he shares dispositive power over such shares: (A) 996,540 shares held by the Terry Lee Ledbetter, Jr. 2006 Grantor Trust No. 2; (B) 605,710 shares held by the Terry Lee Ledbetter, Jr. 2010 Grantor Trust No. 2; (C) 986,794

  shares held by the Bradford Luke Ledbetter 2006 Grantor Trust No. 2; and (D) 910,432 shares held by the Bradford Luke Ledbetter 2010 Grantor Trust No. 2; and (iii) 859,332 shares held by The Ledbetter Descendants Irrevocable 2012 Trust for which Terry Ledbetter, Jr. serves as sole trustee and has sole voting and dispositive power over such shares.

(4)
Based on a Schedule 13G filed with the SEC on February 2, 2015, includes the following: (i) 1,055,132 shares held by Centerbridge Credit Partners, L.P. ("CCP"); (ii) 1,905,525 shares held by Centerbridge Credit Partners Master, L.P. ("CCPM"); and (iii) 1,059,343 shares held by Centerbridge Special Credit Partners II, L.P. ("CSCP II"). Centerbridge Credit Partners General Partner, L.P. is the general partner of CCP. Centerbridge Credit GP Investors, L.L.C. is the general partner of Centerbridge Credit Partners General Partner, L.P. Centerbridge Credit Partners Offshore General Partner, L.P. is the general partner of CCPM. Centerbridge Credit Offshore GP Investors, L.L.C. is the general partner of Centerbridge Credit Partners Offshore General Partner, L.P. Centerbridge Special Credit Partners General Partner II, L.P. is the general partner of CSCP II. Centerbridge Special GP Investors II, L.L.C. is the general partner of Centerbridge Special Credit Partners General Partner II, L.P. Mark. T. Gallogly and Jeffrey Aronson are the managing members of Centerbridge Credit GP Investors, L.L.C., Centerbridge Credit Offshore GP Investors, L.L.C. and Centerbridge Special GP Investors II, L.L.C. The address of Mr. Gallogly, Mr. Aronson and each entity or individual described in this footnote is c/o Centerbridge Partners, L.P., 375 Park Avenue, 12th Floor, New York, New York 10152.

(5)
Based on a Schedule 13G filed with the SEC on February 17, 2015, represents shares held by CF SNC Investors LP for which voting and dispositive power is shared by the following persons: (i) CF SNC GP LLC is the general partner of CF SNC Investors LP, the membership interests of which are held by funds whose general partners' membership interests are held by Hybrid GP Holdings LLC; (ii) FIG LLC owns the membership interests of the investment advisers and funds holding the membership interests in CF SNC GP LLC; (iii) Fortress Operating Entity I LP ("FOE I") is the managing member of Hybrid GP Holdings LLC and holder of all the membership interests of FIG LLC; and (iv) FIG Corp. is the general partner of FOE I and is wholly-owned by Fortress Investment Group LLC. The address of Fortress Investment Group LLC is 1345 Avenue of the Americas, New York, New York 10105.

(6)
Based on a Schedule 13G filed with the SEC on March 13, 2015, represents shares held by Indaba Capital Fund, L.P. (the "Fund") for which voting and dispositive power is shared by the following persons: (i) Indaba Capital Management, L.P., the Fund's investment manager (the "Investment Manager"); (ii) Indaba Partners, LLC, the Fund's sole general partner (the "General Partner"); (iii) IC GP, LLC, the Investment Manager's sole general partner ("IC GP"), and (iv) Derek C. Schrier, the managing member of IC GP and the senior managing member of the General Partner. The address of Indaba Capital Management, L.P. is One Letterman Drive, Building D, Suite DM700, San Francisco, California 94129.

Directors and Executive Officers

        The following table sets forth information regarding our common stock beneficially owned as of March 27, 2015 by (i) each director and nominee, (ii) each of the named executive officers, and (iii) all current directors and executive officers as a group.

Name of Beneficial Owner	Number of Shares and Nature of Beneficial Ownership(1)	Percent of Class (%)
Gene Becker	30,000(2)	*
Marsha Cameron	4,000(2)	*
David King	3,000(2)	*
Terry L. Ledbetter, Sr.	5,495,562(3)	12.4
Fred Reichelt	7,000(2)	*
Lonnie K. Ledbetter, Jr.	300,000(5)	*
David Hale	100	*
John Pearson	100	*
Lonnie K. ("Trace") Ledbetter, III	1,531,756(4)	3.5
David Cleff	100	*
All current directors and executive officers as a group	7,371,518	16.7

*
Percentage represents less than 1% of the total shares of common stock outstanding.

(1)
Beneficial ownership arises from sole voting and dispositive power unless otherwise indicated by footnote.

(2)
Includes 3,000 shares of restricted stock issued upon the completion of the Private Placement that are subject to a one-year vesting period. During the restricted period, the shareholder has voting power, but not dispositive power, with respect to such 3,000 shares.

(3)
In a Schedule 13D filed with the SEC on December 23, 2014, Terry Ledbetter and Reta Laurie Ledbetter reported that they each beneficially own 5,495,462 shares of common stock, consisting of the following: (i) 5,160,732 shares held by The Terry Lee Ledbetter and Reta Laurie Ledbetter 2000 Revocable Trust over which Terry Ledbetter and Reta Laurie Ledbetter share voting and dispositive power; and (ii) 334,730 shares held by a foundation over which Terry Ledbetter and Reta Laurie Ledbetter share voting and dispositive power. In addition, Terry Ledbetter reported that he owns 100 shares of common stock individually, over which he has sole voting and dispositive power. Terry Ledbetter and Reta Laurie Ledbetter are married.

(4)
Represents (i) 100 shares held by Lonnie K. Ledbetter, III ("Trace Ledbetter") individually, over which he has sole voting and dispositive power; (ii) 883,536 shares held by the following trusts for which he serves as sole trustee and over which shares he has sole voting power and shared dispositive power with an independent trustee: (A) 220,884 shares held by the Lonnie K. Ledbetter III 2006 Grantor Trust No. 2; (B) 441,768 shares held by the Kendall Kaye Ledbetter 2010 Grantor Trust No. 2; and (C) 220,884 shares held by the Lonnie K. Ledbetter III 2010 Grantor Trust No. 2; and (iii) 648,120 shares held by the Bradford Luke Ledbetter 1999 Grantor Trust No. 2 for which he serves as co-trustee with Bradford Luke Ledbetter, with whom he shares voting and dispositive power over such shares.

(5)
Represents 300,000 shares held by the Lonnie K. Ledbetter, Jr. and Saundra Lea Ledbetter 2000 Revocable Trust over which Lonnie K. Ledbetter, Jr. and his wife, Saundra Lea Ledbetter, share voting and dispositive power.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During 2014, none of our executive officers served as a member of the board of directors or compensation committee, or other board committee performing an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our board of directors or our compensation committee.

 AUDIT COMMITTEE REPORT

        Management is responsible for the Company's system of internal controls over financial reporting and for preparing its financial statements. The Company's independent registered public accounting firm, Ernst & Young, is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) ("PCAOB"), and to issue a report thereon. The Audit Committee is responsible for overseeing management's conduct of the financial reporting process and system of internal control. It also oversees the Company's internal audit function, approving its audit plans, reviewing its reports, and evaluating its performance. The Audit Committee monitors "whistleblower" activity. The Committee operates under a written charter adopted by the board of directors and reviewed annually by the Committee. The charter is available on the Company's website at www.statenational.com.

        The Audit Committee reviewed and discussed with both management and the Company's independent registered public accounting firm the audited financial statements of the Company for the year ended December 31, 2014 prior to their issuance. During 2014, management advised the Audit Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles, and reviewed significant accounting and disclosure issues with the Audit Committee. These reviews included discussion with the independent registered public accounting firm of matters required by Auditing Standards No. 16, as adopted by the PCAOB in Rule 3200T and by SEC Regulation S-X Rule 2-07, Communications with Audit Committees, as currently in effect, including the quality of the Company's accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee also discussed with its independent registered public accounting firm matters relating to its independence and received the written disclosures and letter from Ernst & Young required by applicable requirements of the PCAOB Ethics and Independence Rule 3526 regarding the independent accountant's communications with the Audit Committee concerning independence.

        Taking all of these reviews and discussions into account, all of the Audit Committee members, whose names are listed below, recommended to the board that it approve the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the SEC.

AUDIT COMMITTEE David King, Chair Marsha Cameron Fred Reichelt

PROPOSAL 2
APPROVAL OF THE STATE NATIONAL COMPANIES, INC.
2015 CASH INCENTIVE PLAN

        On March 30, 2015, our board of directors, on the recommendation of our Compensation Committee, adopted the State National Companies, Inc. 2015 Cash Incentive Plan (the "2015 Cash Plan"), subject to shareholder approval.

        The 2015 Cash Plan is intended to foster and promote the long-term financial success of the Company; to reward performance and to increase shareholder value by providing participants appropriate incentives and rewards; to enable the Company to attract and retain the services of outstanding individuals; and to align the interests of management with that of the Company's shareholders.

Approval of the 2015 Cash Plan for Purposes of Section 162(m) of the Internal Revenue Code

        The 2015 Cash Plan has been structured in such a manner that awards may satisfy the requirements of "qualified performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code ("Qualified Performance-Based Awards"). In general, under Section 162(m), in order for the Company to be able to deduct compensation in excess of $1 million paid in any one fiscal year to our Chief Executive Officer or any of our next three most highly compensated executive officers (other than the Chief Financial Officer), such compensation must qualify as "performance-based compensation." Awards under the 2015 Cash Plan may qualify as Qualified Performance-Based Awards if the payment of the award is subject to the achievement of one or more shareholder approved performance goals.

        Section 162(m) requires that the material terms of Qualified Performance-Based Awards be disclosed to and approved by our shareholders no less frequently than every five years. For purposes of Section 162(m), these material terms include the individuals eligible to receive compensation, a description of the performance criteria on which the performance goals are based, and the maximum amount of compensation that can be paid to an employee under the performance goal. Information regarding each of these terms is set forth below under the headings "Eligibility," "Terms of the Awards" and "Performance-Based Awards."

        We are seeking shareholder approval of this proposal to have the flexibility to grant Qualified Performance-Based Awards under the 2015 Cash Plan that may be fully deductible for federal income tax purposes. However, even if our shareholders approve the 2015 Cash Plan, there can be no guarantee that awards intended to be Qualified Performance-Based Awards under the 2015 Cash Plan will be treated as performance-based compensation under Section 162(m). Furthermore, the Compensation Committee will have authority to grant or approve awards under the 2015 Cash Plan that are not exempt from the limits on deductibility under Section 162(m).

        In the event the 2015 Cash Plan is not approved by our shareholders, our Compensation Committee will review the goals and objectives of our executive compensation program and may consider awarding performance-based cash incentive awards to certain officers. Any such awards may not be fully deductible for federal income tax purposes. In determining whether to make such awards, we expect our Compensation Committee would consider the best interests of our Company and shareholders.

2015 Awards

        On March 30, 2015, our Compensation Committee awarded annual performance-based incentive awards under the 2015 Cash Plan to our five named executive officers and one non-executive officer (the "2015 Awards"). The 2015 Awards are subject to shareholder approval of the 2015 Cash Plan.

Additional information regarding the 2015 Awards is included below under the heading "New Plan Benefits."

Summary of the 2015 Cash Plan

        The following is a summary of the 2015 Cash Plan. It is qualified in its entirety by reference to the full text of the 2015 Cash Plan, which is attached as Exhibit A to this proxy statement. Shareholders are encouraged to review the 2015 Cash Plan carefully.

        Administration.    Our Compensation Committee is responsible for administering the 2015 Cash Plan. Subject to the provisions of the 2015 Cash Plan, the Compensation Committee has authority to select employees to receive awards, to determine the time or times of receipt, to determine the types and amounts of awards and to establish the terms, conditions and provisions of such awards, including the performance criteria and goals. The Compensation Committee is authorized to interpret the 2015 Cash Plan, to establish, amend and rescind any rules and regulations relating to the 2015 Cash Plan, to determine the contents and form of any award agreements and to make all other determinations that may be necessary or advisable for the administration of the 2015 Cash Plan.

        Eligibility.    Our Compensation Committee may grant awards under the 2015 Cash Plan to corporate officers and executive managers in the Company's Lender Services segment or Program Services segment at or above the level of Senior Vice President. The number of persons eligible to participate in the 2015 Cash Plan is currently estimated to be approximately ten.

        Terms of the Awards.    Our Compensation Committee will determine the amounts and terms of each cash-based incentive award under the 2015 Cash Plan, including the performance criteria, performance goals and performance period. Such awards may or may not constitute Qualified Performance-Based Awards.

        All awards under the 2015 Cash Plan will be payable in cash and may be paid following the close of the performance period. Our Compensation Committee may establish different levels of payment under an award to correspond with different levels of achievement of performance goals specified in the award.

        The maximum amount of any award to any participant with respect to a performance period of one calendar year or less shall be $5,000,000. The maximum amount of any award to any participant with respect to a longer performance period shall be the product of $5,000,000 multiplied by the number of years in the period.

        Performance-Based Awards.    Our Compensation Committee may grant awards that are subject to the achievement of performance goals. Such awards may or may not constitute Qualified Performance-Based Awards.

        Following the completion of each performance period, our Compensation Committee will certify in writing whether the applicable performance goals have been achieved for the performance period for any Qualified Performance-Based Awards. Our Compensation Committee may not increase the amount of a Qualified Performance-Based Award that would otherwise be payable upon satisfaction of the conditions, but may reduce or eliminate the payment as provided in the award agreement.

        The payment of Qualified Performance-Based Awards under the 2015 Cash Plan will be based upon the participant attaining performance goals related to one or more performance criteria selected by our Compensation Committee from among the following measures: appreciation in and/or maintenance of share price; assets; book value; book value per share; business expansion goals; business retention goals; cash flow or cash flow per share (before or after dividends); cash flow return on investment; improvement in or attainment of expense levels or working capital levels; combined ratio; credit ratings; customer/client satisfaction; debt reductions; earnings (including net earnings, earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); earnings per share; economic value-added models or equivalent metrics; employee satisfaction; goals related to acquisitions or divestitures; goals related to information technology; goals related to supervision of litigation; implementation, completion or attainment of measurable objectives with respect to research, development, products or projects, or recruiting or maintaining personnel; investment income; market capitalization; market penetration or market share; net sales; net and gross underwriting results; net income (before or after taxes); new annualized premiums; operating income (before or after taxes); operating margins, gross margins or cash margin; pre- or after-tax income (before or after allocation of corporate overhead and bonus); premiums collected; profits (gross or net); reductions in costs; regulatory achievements; return on assets or net assets; return on capital or equity; revenue; revenue growth or product revenue growth; shareholder equity; statutory earnings; total shareholder return; underwriting margin; or year-end cash.

        Depending on the performance criteria used to establish the performance goals, the performance goals may be: (i) expressed on a corporate-wide basis or with respect to one or more affiliates, business units, divisions, subsidiaries or business segments or any combination thereof; (ii) in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies; (iii) be absolute or based on change in the performance criteria over a specified period of time and such change may be measured based on an arithmetic change over a specified period (e.g., cumulative change or average change), or percentage change over a specified period (e.g., cumulative percentage change, average percentage change or compounded percentage change), (v) be based on GAAP or non-GAAP calculations; or (vi) any combination of the foregoing.

        The Compensation Committee shall establish performance goals for each performance period prior to, or as soon as practicable after, the commencement of such performance period. For Qualified Performance-Based Awards, the Compensation Committee may, within the time prescribed by Section 162(m), adjust or modify the calculation of performance goals in order to prevent the dilution or enlargement of the rights of participants (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

        The Compensation Committee shall have the authority to specify adjustments or modifications to be made to the calculation of any applicable performance goals based on and in order to appropriately reflect the following events: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in Accounting Standards Codification Topic 225-20 (or any successor pronouncement thereto) and/or in Management's Discussion and Analysis of Financial Condition and Results of Operations appearing in the Company's Annual Report on Form 10-K for the applicable year; (vi) acquisitions or divestitures and the related costs and expenses; (vii) any other specific, unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; (ix) discontinued operations and nonrecurring charges; and (x) a change in the Company's fiscal year, provided that the exercise of such authority at such time would not cause any Qualified Performance-Based Award to fail to qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code.

        Termination of Employment.    Unless otherwise provided in an award agreement, if a participant's employment is terminated, any outstanding awards shall be forfeited unless the termination is due to death, disability, termination without cause or resignation for good reason. If a participant's termination is due to these events, the award shall not be forfeited, and the participant shall be entitled to a prorated amount based upon the actual attainment of the performance goals for the performance period and on the total number of days during the performance period prior to such termination in relation to the total number of days during the performance period.

        Change of Control.    Unless otherwise provided in an award agreement, if a change of control of the Company occurs, any outstanding awards shall vest upon the change of control based upon assumed attainment of performance at the target level, and shall be paid within 90 days following the transaction. Any remaining awards that do not vest shall be forfeited.

        Amendment and Termination.    Subject to the following, our board of directors may amend the 2015 Cash Plan in any respect and the Compensation Committee may amend an outstanding award agreement in any respect, at any time. These amendments cannot adversely affect a participant's rights under an outstanding award without consent and shareholder approval will be required for any amendment impacting Qualified Performance-Based Awards to the extent required under Section 162(m) of the Internal Revenue Code.

        The 2015 Cash Plan is effective as of March 30, 2015, subject to shareholder approval. The right to grant awards under the 2015 Cash Plan will terminate upon our 2020 annual meeting of shareholders. The board of directors has the right to suspend or terminate the 2015 Cash Plan at any time prior to such date, provided that no such termination will, without the consent of a participant, adversely affect a participant's rights under an outstanding award.

        Section 409A of the Internal Revenue Code.    It is our intent that the payment of awards under the 2015 Cash Plan shall qualify for an exemption from Section 409A of the Internal Revenue Code or comply with the requirements of such section and the terms and conditions of all awards shall be interpreted accordingly to avoid the imposition of any additional tax under Section 409A.

        Clawbacks.    All awards granted under the 2015 Cash Plan are subject to forfeiture, termination and rescission, and a participant will be obligated to return to the Company payments received with respect to awards, to the extent determined by the Compensation Committee in connection with: (i) a breach by the participant of an award agreement or the 2015 Cash Plan; or (ii) an overpayment to the participant of incentive compensation due to inaccurate financial data.

        New Plan Benefits.    On March 30, 2015, our Compensation Committee awarded annual performance-based incentive awards under the 2015 Cash Plan to our five named executive officers and one non-executive officer. The 2015 Awards are subject to shareholder approval of the 2015 Cash Plan. The performance period under the 2015 Awards is calendar year 2015. The only performance criteria for the 2015 Awards for Terry Ledbetter, David Hale and John Pearson is corporate net income, before taxes. The performance criteria for each of the other officers under the 2015 Awards are corporate net income, before taxes, and business segment underwriting margins. The 2015 Awards for all officers other than Terry Ledbetter provide that payments with respect to certain portions of the awards are subject to decrease at the discretion of the Compensation Committee.

        The 2015 Awards are intended to be Qualified Performance-Based Awards, provided the 2015 Cash Plan is approved by our shareholders.

        All future awards under the 2015 Cash Plan will be made by the Compensation Committee in its discretion. Our Compensation Committee currently anticipates awarding annual performance-based bonuses pursuant to the 2015 Cash Plan. The participants and the terms and conditions of future awards under the 2015 Cash Plan cannot be determined at this time.

        Set forth below is an outline of the threshold, target and maximum amounts that may be paid under the 2015 Awards. The amount to be paid to a participant will depend on 2015 performance.

 New Plan Benefits—2015 Awards
State National Companies, Inc. 2015 Cash Incentive Plan

Name and Position	Threshold ($)	Target ($)	Maximum ($)
Terry Ledbetter, Chairman, President and Chief Executive Officer	750,000	1,500,000	3,000,000
David Hale, Executive Vice President, Chief Operating Officer and Chief Financial Officer	165,000	330,000	660,000
John Pearson, Executive Vice President and National Sales Manager	—	—	2,038,835
David Cleff, Executive Vice President of Business Affairs, General Counsel and Secretary	100,000	200,000	400,000
Lonnie "Trace" Ledbetter, III, Executive Vice President of Service	50,000	100,000	200,000
Total—Executive Officer Group	1,065,000	2,130,000	6,298,835
Total—Non-Executive Officer Employee Group (1 person)	50,000	100,000	200,000

The board recommends a vote "FOR" the approval of the State National Companies, Inc. 2015 Cash Incentive Plan.

 INDEPENDENT PUBLIC ACCOUNTANTS

Selection

        Ernst & Young served as the Company's independent registered public accounting firm for 2014 and has been selected by the Audit Committee to serve as the Company's independent registered public accounting firm for 2015. Representatives of Ernst & Young will attend the Annual Meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions.

Audit and Non-Audit Fees

        The following table presents fees for professional services provided by Ernst & Young for the audits of the Company's annual financial statements for period ending December 31, 2014 and 2013, respectively, including related expenses. Ernst & Young provided no non-audit services in either of these periods.

	2014(2)	2013(3)
Audit fees(1)	$1,697,530	$827,086

(1)
Audit services include fees and expenses related to the fiscal year audits and interim reviews, notwithstanding when the fees and expenses were billed or when the services were rendered.

(2)
Fees for 2014 audit services include fees associated with the annual audit, the review of the Company's quarterly report on Form 10-Q for nine month period ending September 30, 2014; Rule 144A Offering Memorandum, including comfort letters and consents, initial SEC filing on Form S-1 and related amendments thereto, including the reviews of the interim periods ended March 31, 2014 and June 30, 2014 as well as the comparative for same quarter period of the prior year contained within the Form S-1; SEC comment letters and responses thereto.

(3)
The 2013 fees include fees associated with the annual audit, fees for services related to incremental PCAOB procedures and for services related to incremental GAAP-basis financial statement reporting for Regulation S-X compliance.

Pre-Approval Policies and Procedures

        The Audit Committee's policy is to pre-approve all audit and non-audit services provided to the Company by its independent registered public accounting firm (except for items exempt from pre-approval requirements under applicable laws and rules). This policy authorizes the Chair of the Audit Committee, in his discretion, to approve non-audit services on an interim basis, between regularly scheduled meetings of the Audit Committee. All audit and non-audit services for 2014 were pre-approved or ratified by the Audit Committee in accordance with this policy.

 PROPOSAL 3
RATIFICATION OF APPOINTMENT OF
ERNST & YOUNG AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2015

        The Audit Committee is directly responsible for the appointment, termination, compensation, evaluation and oversight of our independent registered public accounting firm. Our Audit Committee has selected Ernst & Young to serve as our independent registered public accounting firm for 2015, subject to ratification of the selection by our shareholders. If our shareholders do not ratify the selection of Ernst & Young, our Audit Committee will reconsider the selection and may retain that firm or another firm without resubmitting the matter to our shareholders. Even if the selection is ratified, our Audit Committee may select a different independent registered public accounting firm at any time during the year if it determines that a change would be in the best interests of the Company and our shareholders.

        For additional information regarding our independent registered public accounting firm, see "Independent Public Accountants."

        The affirmative vote of a majority of the votes cast on this proposal will constitute ratification of the appointment of Ernst & Young.

The board recommends a vote "FOR" the ratification of Ernst & Young as the Company's independent registered public accounting firm.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Ledbetter Family Transactions

        We describe below relevant transactions between the Company and certain members of the Ledbetter family. Lonnie Ledbetter and Terry Ledbetter are brothers. Trace Ledbetter is Lonnie Ledbetter's son and Luke Ledbetter and Terry Ledbetter, Jr. are Terry Ledbetter's sons. Lonnie Ledbetter is our former Chairman and Chief Executive Officer and beneficially owns less than 1% of our common stock. Terry Ledbetter is our Chairman, President and Chief Executive Officer and beneficially owns 12.4% of our common stock. Luke Ledbetter, our Senior Vice President of Program Sales and Underwriting, and his brother, Terry Ledbetter, Jr. beneficially own 12.7% and 11.2% of our common stock, respectively. Trace Ledbetter is our Executive Vice President of Service and beneficially owns 3.5% of our common stock.

        All of the related party transactions reported below were completed prior to the Private Placement. At such time, as a private company, we did not have separate procedures or criteria for approving related party transactions. Pursuant to our Audit Committee Charter adopted in August 2014, all transactions with related parties must be approved by the Audit Committee.

        Redemption of Stock Interests.    In 2014, prior to the completion of the Private Placement, we entered into a Stock Redemption Agreement with certain of our shareholders pursuant to which, immediately following the completion of the Private Placement, we used approximately $190.6 million of the net proceeds of the Private Placement to purchase and redeem 21,030,294 shares of common stock. Trusts established by Lonnie Ledbetter for his benefit and the benefit of his wife and children, Trace Ledbetter and Kendall Ledbetter, received $144.1 million (after expenses) pursuant to the Stock Redemption Agreement. Trusts established by Terry Ledbetter for his benefit and the benefit of his wife and children, Luke Ledbetter and Terry Ledbetter, Jr., received $48.4 million (after expenses) pursuant to the Stock Redemption Agreement.

        Airplane Lease.    In 2014, prior to the completion of the Private Placement, we were party to an aircraft lease agreement with Trace Air,  Inc., which is owned by Lonnie Ledbetter and Trace Ledbetter, with a term expiring in 2020. Pursuant to the lease agreement, we leased the aircraft at a rate of $1,800 per hour of use, subject to a minimum monthly lease rate of $36,000. In addition, we were responsible for operating and maintenance costs associated with the aircraft. Under this agreement, we made aggregate payments to Trace Air, Inc. of $359,274 in 2014. This lease agreement was terminated following the completion of the Private Placement.

        Tax Indemnification Agreement.    In 2014, prior to the completion of the Private Placement, we entered into a tax indemnification agreement with each of our shareholders, who we refer to as our former S Corporation Shareholders. Pursuant to the tax indemnification agreement, we will pay each such former S Corporation Shareholder on an after-tax (or grossed-up) basis the amount of additional income taxes plus interest and penalties due as a result of adjustments (pursuant to a determination by, or a settlement with, a taxing authority or court, or pursuant to the filing of an amended tax return) to the taxable income of our parent company with respect to taxable periods during which it filed as an "S" corporation. The payments we could be required to make will be reduced by certain tax benefits that may be available to the former S Corporation Shareholders as a result of such adjustments. Such payments will also include any reasonable out-of-pocket expenses incurred by the former S Corporation Shareholders arising out of a claim for such tax liability.

        Luke Ledbetter Compensation.    Luke Ledbetter received annual salary, bonus and other compensation of $624,936 in 2014. Included in this amount is $256,727 for the "Property Transfer" which is described below.

        Property Transfer.    In 2014, prior to the completion of the Private Placement, the Company transferred real estate and certain vehicles valued at $513,454 equally to Trace Ledbetter and Luke Ledbetter. This transaction is included in founder special compensation as described above in "Compensation Discussion and Analysis."

Director Interest in Investment by Fortress

        As of December 31, 2014, CF SNC Investors LP, an investment vehicle owned, directly or indirectly, by funds managed by affiliates of Fortress Investment Group LLC, held 3,500,000 shares of our common stock, which represents approximately 7.9% of our outstanding common stock. Fortress purchased these shares in the Private Placement. David King, one of our independent directors, is a Managing Director at Fortress Investment Group and has an indirect minority interest in CF SNC Investors LP. Mr. King does not control this entity or the voting or disposition of the shares held by this entity. Culpeper Capital Partners LLC, a firm controlled by Mr. King and which is not an affiliate of Fortress Investment Group, receives certain fees in connection with CF SNC Investors LP's investment in our shares. These fees are not payable by the Company. We have been advised by Mr. King that any shares of our common stock received by him in connection with his service as a director of the Company will be transferred to CF SNC Investors LP in accordance with the investment management agreement between CF SNC Investors Holdings LP and Culpeper Capital Partners LLC.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Under the securities laws, our directors, executive officers and persons owning more than 10% of our common stock are required to report their initial ownership of our common stock and subsequent changes in that ownership to the SEC. Specific due dates for these reports have been established and we are required to disclose in this proxy statement if a director, executive officer or 10% shareholder filed a late report. During 2014, all such reports were timely filed. In making these disclosures, we have relied solely on written representations of our directors, executive officers and 10% shareholders and copies of the reports filed with the SEC.

 SHAREHOLDER PROPOSALS FOR THE 2016 ANNUAL MEETING

        Shareholder proposals intended to be included in the Company's proxy statement and form of proxy relating to, and to be presented at, the Company's annual meeting of shareholders to be held in 2016 must be received by the Company on or before December 12, 2015 in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934. If a shareholder intends to present a proposal or nominate a candidate for election as a director at the 2016 annual meeting of shareholders but does not seek inclusion of the matter in the Company's proxy statement for that meeting, such shareholder must deliver written notice of the proposal or nomination in accordance with the requirements of the Company's Bylaws. Generally, such proposals and nominations must be delivered between January 21, 2016 and February 20, 2016. All proposals or notices should be directed to the Secretary of the Company at 1900 L. Don Dodson Drive, Bedford, Texas 76021.

AVAILABILITY OF FORM 10-K

        The Company is providing its Annual Report on Form 10-K for the fiscal year ended December 31, 2014 to shareholders who receive this proxy statement. The Company will provide copies of these documents to brokers, dealers, banks, voting trustees and their nominees for the benefit of their beneficial owners of record. Additional copies of this proxy statement and the Company's Annual Report on Form 10-K are available without charge upon written request to State National Companies, Inc., 1900 L. Don Dodson Drive, Bedford, Texas 76021, Attn: Corporate Secretary. You may also review the Company's SEC filings by visiting the Company's website at www.statenational.com.

OUR WEBSITE IS A DISTRIBUTION CHANNEL

        Our Company website address is www.statenational.com. We use our website as a channel of distribution for important Company information. Important information, including press releases, investor presentations and financial information regarding our Company, is routinely posted on and accessible on the Investor Relations subpage of our website, which is accessible by clicking on the tab labeled "Investor Relations" on our website home page. We also use our website to expedite public access to time-critical information regarding our Company in advance of or in lieu of distributing a press release or a filing with the SEC disclosing the same information. Therefore, investors should look to the Investor Relations subpage of our website for important and time-critical information. Visitors to our website can also register to receive automatic e-mail notifications alerting them when new information is made available on the Investor Relations subpage of our website. In addition, we make available on the Investor Relations subpage of our website (under the link "Financial Information" and then "SEC Filings"), free of charge, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, ownership reports on Forms 3, 4 and 5 and any amendments to those reports as soon as practicable after we electronically file such reports with the SEC. Further, copies of our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, our Code of Business Conduct and Ethics and the charters for the Audit, Compensation and Nominating and Corporate Governance Committees of our board of directors are also available through the Investor Relations subpage of our website (under the link "Corporate Governance").

OTHER MATTERS

        The board does not know of any other matters that are to be presented for action at the Annual Meeting. If any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, it is intended that the proxy will be voted in accordance with the judgment of the persons voting the proxy.

By Order of the Board of Directors,
David M. Cleff Executive Vice President of Business Affairs, General Counsel and Secretary

Bedford, Texas
April 10, 2015

 EXHIBIT A

State National Companies, Inc.
2015 Cash Incentive Plan

1.     PURPOSE

        This Plan is intended to foster and promote the long-term financial success of State National Companies, Inc. and its Affiliates (the "Company Group"); to reward performance and to increase shareholder value by providing Participants appropriate incentives and rewards; to enable the Company Group to attract and retain the services of outstanding individuals upon whose judgment, interest and dedication the successful conduct of the Company Group's businesses are largely dependent; and to align the interests of management and directors with that of the Company's shareholders.

2.     DEFINITIONS

        (a)   "Affiliate" means any entity (whether a corporation, partnership, joint venture or other form of entity) that directly, or indirectly through one or more intermediaries, controls, or is controlled by or is under common control with, the Company.

        (b)   "Award" means a cash-based incentive award granted under the Plan.

        (c)   "Award Agreement" means a written or electronic agreement evidencing and setting forth the terms of an Award.

        (d)   "Board of Directors" means the board of directors of the Company.

        (e)   "Cause" means, with respect to the termination of a Participant by the Company or another member of the Company Group, that such termination is for "Cause" as such term (or word of like import) is expressly defined in a then-effective written employment or other agreement between the Participant and the Company or such other member of the Company Group. In the absence of such then-effective written agreement and definition, "Cause" means, unless otherwise specified in the applicable Award Agreement, with respect to a Participant:

  (i)
  a material breach by the Participant of the Participant's duties and obligations that remains uncured following thirty (30) day's prior written notice from the Company to the Participant identifying in reasonable detail the nature of any such material breach, including but not limited to gross negligence in the performance of his duties and responsibilities;

  (ii)
  willful misconduct by the Participant that in the reasonable determination of the Board of Directors or Committee has caused or is likely to cause material injury to the reputation or business of the Company;

  (iii)
  any act of fraud, material misappropriation or other dishonesty by the Participant; or

  (iv)
  Participant's conviction of a felony.

A Participant shall be considered to have been discharged for Cause if the Company determines within 30 days after his resignation or discharge that discharge for Cause was warranted.

        (f)    "Change of Control" means the first to occur of any of the following events:

  (i)
  any "Person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), except for any of the Company's employee benefit plans, or any entity holding the Company's voting securities for, or pursuant to, the terms of any such plan (or any trust forming a part thereof) (the "Benefit Plan(s)"), is or becomes the beneficial owner, directly or indirectly, of (Y) the Company's securities representing 30% or more of the combined voting power of the

    Company's then outstanding securities or (Z) 90% or more of the Company's operating assets, other than pursuant to a transaction excepted in Clause (ii);

  (ii)
  the consummation of a merger, consolidation, or other reorganization of the Company, unless:

  1.
  under the terms of the agreement providing for such merger, consolidation, or reorganization, the shareholders of the Company immediately before such merger, consolidation, or reorganization, will own, directly or indirectly immediately following such merger, consolidation, or reorganization, at least 51% of the combined voting power of the outstanding voting securities of the Company resulting from such merger, consolidation, or reorganization (the "Surviving Company") in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation, or reorganization;

  2.
  the individuals who were members of the Board immediately prior to the execution of such agreement constitute at least a majority of the members of the board of directors of the Surviving Company after such merger, consolidation, or reorganization; and

  3.
  no Person (other than (A) the Company or any subsidiary of the Company, (B) any Benefit Plan, (C) the Surviving Company or any subsidiary of the Surviving Company, (D) the Ledbetter Group or any member of the Ledbetter Group; or (E) any Person who, immediately prior to such merger, consolidation, or reorganization had beneficial ownership of 51% or more of the then outstanding voting securities) will have beneficial ownership of 51% or more of the combined voting power of the Surviving Company's then outstanding voting securities;

  (iii)
  during any period of two consecutive years, individuals, who at the beginning of such period, constituted the Board cease for any reason to constitute at least a majority of the Board unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

        Notwithstanding Clause (i), a Change of Control shall not be deemed to have occurred if a Person becomes the beneficial owner, directly or indirectly, of the Company's securities representing 51% or more of the combined voting power of the Company's then outstanding securities solely as a result of an acquisition by the Company of its voting securities which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 51% or more of the combined voting power of the Company's then outstanding securities; provided, however, that if a Person becomes a beneficial owner of 51% or more of the combined voting power of the Company's then outstanding securities by reason of share purchases by the Company and shall, after such share purchases by the Company, become the beneficial owner, directly or indirectly, of any additional voting securities of the Company (other than as a result of a stock split, stock dividend or similar transaction), then a Change of Control of the Company shall be deemed to have occurred with respect to such Person under Clause (i). In no event shall a Change of Control of the Company be deemed to occur by virtue of the acquisition of the Company's securities by one or more Benefit Plans and/or members of the Ledbetter Group.

        Notwithstanding the foregoing, however, in any circumstance or transaction in which compensation resulting from or in respect of an Award would result in the imposition of an additional tax under Code section 409A if the foregoing definition of "Change of Control" were to apply, but would not result in the imposition of any additional tax if the term "Change of Control" were defined herein to mean a "change in control event" within the meaning of Treasury Regulation Section 1.409A-3(i)(5), then "Change of Control" shall mean a "change in control event" within the meaning of Treasury

Regulation Section 1.409A-3(i)(5), but only to the extent necessary to prevent such compensation from becoming subject to an additional tax under Code section 409A.

        (g)   "Code" means the Internal Revenue Code of 1986, as amended.

        (h)   "Committee" means the Compensation Committee of the Board of Directors or any successor thereto or any other committee designated by the Board of Directors to assume the obligations of the Committee hereunder.

        (i)    "Company" means State National Companies, Inc., a corporation organized under the laws of Delaware, and its successors.

        (j)    "Covered Employee" means an Employee who is, or is determined by the Committee may become, a "covered employee" within the meaning of Code section 162(m).

        (k)   "Date of Grant" means the date when the Company completes the corporate action necessary to create the legally binding right constituting an Award.

        (l)    "Disability" means an individual is unable to perform substantially all of his duties as an Employee for a continuous period of 180 days, by reason of physical or mental illness or accident, in the Company's reasonable discretion.

        (m)  "Employee" means any person employed by the Company or an Affiliate. Directors who are employed by the Company or an Affiliate shall be considered Employees under the Plan.

        (n)   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        (o)   "Good Reason" means with respect to an individual the occurrence of any of the following events, except for the occurrence of such an event in connection with the termination or reassignment of Employee by the Company for Cause: (A) a material reduction by the Company of Employee's base salary; (B) a material reduction in Employee's authority, duties and responsibilities; or (C) the Company's requiring Employee to be based anywhere other than within 50 miles of Employee's office location as of the Date of Grant except for requirements of reasonably required travel on the Company's business.

        (p)   "Ledbetter Group" (individually, a "member of the Ledbetter Group") means and includes Lonnie Ledbetter, Terry Ledbetter, their respective spouses and descendants (including adopted children) and/or entities controlled by any of such individuals, spouses or descendants (including adopted children) that are the primary beneficiaries or owners (e.g., corporation, limited liability companies, partnerships or trusts).

        (q)   "Participant" means any person who holds an outstanding Award.

        (r)   "Performance Criteria" means the criteria the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that may be used to establish Performance Goals in the case of a Qualified Performance-Based Award are limited to the following:

  (i)
  appreciation in and/or maintenance of share price;

  (ii)
  assets;

  (iii)
  book value;

  (iv)
  book value per share;

  (v)
  business expansion goals;

  (vi)
  business retention goals;

  (vii)
  cash flow or cash flow per share (before or after dividends);

  (viii)
  cash flow return on investment; improvement in or attainment of expense levels or working capital levels;

  (ix)
  combined ratio;

  (x)
  credit ratings;

  (xi)
  customer/client satisfaction;

  (xii)
  debt reductions;

  (xiii)
  earnings (including net earnings, earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization);

  (xiv)
  earnings per share;

  (xv)
  economic value-added models or equivalent metrics;

  (xvi)
  employee satisfaction;

  (xvii)
  goals related to acquisitions or divestitures;

  (xviii)
  goals related to information technology;

  (xix)
  goals related to supervision of litigation;

  (xx)
  implementation, completion or attainment of measurable objectives with respect to research, development, products or projects, or recruiting or maintaining personnel;

  (xxi)
  investment income;

  (xxii)
  market capitalization;

  (xxiii)
  market penetration or market share;

  (xxiv)
  net sales;

  (xxv)
  net and gross underwriting results;

  (xxvi)
  net income (before or after taxes);

  (xxvii)
  new annualized premiums;

  (xxviii)
  operating income (before or after taxes);

  (xxix)
  operating margins, gross margins or cash margin;

  (xxx)
  pre- or after-tax income (before or after allocation of corporate overhead and bonus);

  (xxxi)
  premiums collected;

  (xxxii)
  profits (gross or net);

  (xxxiii)
  reductions in costs;

  (xxxiv)
  regulatory achievements;

  (xxxv)
  return on assets or net assets;

  (xxxvi)
  return on capital or equity;

  (xxxvii)
  revenue;

  (xxxviii)
  revenue growth or product revenue growth;

  (xxxix)
  shareholder equity;

  (xl)
  statutory earnings;

  (xli)
  total shareholder return;

  (xlii)
  underwriting margin; or

  (xliii)
  year-end cash.

Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be: (i) expressed on a corporate-wide basis or with respect to one or more Affiliates, business units, divisions, subsidiaries or business segments or any combination thereof; (ii) in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies; (iii) be absolute or based on change in the Performance Criteria over a specified period of time and such change may be measured based on an arithmetic change over a specified period (e.g., cumulative change or average change), or percentage change over a specified period (e.g., cumulative percentage change, average percentage change or compounded percentage change), (v) be based on GAAP or non-GAAP calculations; or (vi) any combination of the foregoing. The Committee shall establish Performance Goals for each Performance Period prior to, or as soon as practicable after, the commencement of such Performance Period. The Committee, in its discretion, may, within the time prescribed by Code section 162(m) in the case of a Qualified Performance-Based Award, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

        (s)   "Performance Goals" means the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. The Committee shall establish Performance Goals for each Performance Period prior to, or as soon as practicable after, the commencement of such Performance Period.

        (t)    "Performance Period" means the designated period during which the Performance Goals must be satisfied with respect to the Award to which the Performance Goals relate.

        (u)   "Plan" means this State National Companies, Inc. 2015 Cash Incentive Plan.

        (v)   "Qualified Performance-Based Award" means an Award that is intended to qualify as "qualified performance-based compensation" within the meaning of Code section 162(m) and is designated as a Qualified Performance-Based Award pursuant to Section 5 hereof.

        (w)  "Termination of Service" shall mean the termination of employment of an Employee by the Company and all Affiliates. A Participant's service shall not be deemed to have terminated because of a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant's service. Furthermore, a Participant's service with the Company Group shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company or an Affiliate; provided, however, that if any such leave exceeds 90 days, on the 91st day of such leave the Participant's service shall be deemed to have terminated unless the Participant's right to return to service with the Company Group is guaranteed by statute or contract. Unless the Participant's leave of absence is approved by the Committee, a Participant's service shall be deemed to have terminated upon the entity for which the Participant performs service ceasing to be an Affiliate (or any successor). Subject to the foregoing, the Company, in its discretion, shall determine whether a Participant's service has terminated and the effective date of such termination.

3.     ADMINISTRATION

        The Committee shall administer the Plan. The Committee shall consist of two or more disinterested directors of the Company, who shall be appointed by the Board of Directors. A member of the Board of Directors shall be deemed to be "disinterested" only if he satisfies (i) such requirements as the Securities and Exchange Commission may establish for non-employee directors administering plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and (ii) such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Code section 162(m)(4)(C).

        (a)    General.    Except as specified herein, the Committee shall have the sole and complete authority to:

  (i)
  determine the individuals to whom Awards are granted, which shall be limited to (A) corporate officers; and (B) executive managers in the Company's Lender Services and Program Services segments at or above the level of Executive Vice President, Senior Vice President and Vice President;

  (ii)
  types and amounts of Awards to be granted and the time of all such grants;

  (iii)
  determine the terms, conditions and provisions of, and restrictions relating to, each Award granted;

  (iv)
  interpret and construe the Plan and all Award Agreements;

  (v)
  prescribe, amend and rescind rules and regulations relating to the Plan;

  (vi)
  determine the content and form of all Award Agreements;

  (vii)
  determine all questions relating to Awards under the Plan, including whether any conditions relating to an Award have been met;

  (viii)
  consistent with the Plan and with the consent of the Participant, as appropriate, amend any outstanding Award or Award Agreement, provided that the Committee shall not have any discretion or authority to make changes to any Award that is intended to qualify as a Qualified Performance-Based Award to the extent that the existence of such discretion or authority would cause such Award not to so qualify;

  (ix)
  determine the duration and purpose of leaves of absence that may be granted to a Participant without constituting termination of the Participant's employment for the purpose of the Plan or any Award;

  (x)
  maintain accounts, records and ledgers relating to Awards;

  (xi)
  maintain records concerning its decisions and proceedings;

  (xii)
  employ agents, attorneys, accountants or other persons for such purposes as the Committee considers necessary or desirable; and

  (xiii)
  do and perform all acts which it may deem necessary or appropriate for the administration of the Plan and to carry out the objectives of the Plan.

The Committee's determinations under the Plan shall be final and binding on all persons.

        (b)    Award Agreement.    Each Award shall be evidenced by an Award Agreement containing such provisions as may be approved by the Committee. Each Award Agreement shall constitute a binding contract between the Company and the Participant, and every Participant, upon acceptance of the Award Agreement, shall be bound by the terms and restrictions of the Plan and the Award Agreement. The terms of each Award Agreement shall be in accordance with the Plan, but each Award Agreement may include such additional provisions and restrictions determined by the Committee, in its discretion, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan. In particular, and at a minimum, the Committee shall set forth in each Award Agreement: (i) the applicable Performance Goals; (ii) the applicable Performance Period; and (iii) the amount that will be payable if all of the Performance Goals and other requirements are achieved during the Performance Period (subject to adjustment in accordance with the terms of the Plan). The Chairman of the Committee and such other directors and officers as shall be designated by the Committee is hereby authorized to execute Award Agreements on behalf of the Company and to cause them to be delivered to the recipients of Awards.

        (c)    Delegation.    The Committee in its sole discretion and on such terms and conditions as it may provide may delegate all or any part of its authority and powers under the Plan to one or more members of the Board of Directors and/or officers of the Company; provided, however, that the Committee may not delegate its authority or power with respect to the selection for participation in this Plan of an officer or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an Award to such an officer or person.

4.     AWARDS

        (a)    Grant of Awards.    Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Awards to Participants in such amounts and upon such terms as the Committee may determine. The Committee may grant Awards that are payable based on the attainment of one or more specified Performance Goals, with or without additional service requirements, as established by the Committee in its discretion. Any Awards that are intended to constitute Qualified Performance-Based Awards are also subject to the requirements of Section 5 hereof.

        (b)    Maximum Awards.    The maximum amount of any Award to any Participant with respect to a Performance Period of one calendar year or less shall be $5,000,000. The maximum amount of any Award to any Participant with respect to a multi-year Performance Period shall be the product of $5,000,000 multiplied by the number of years in the Performance Period.

        (c)    Adjustments and Modifications.    Unless otherwise determined by the Committee at the time an Award is granted, the Committee shall have the authority to specify adjustments or modifications to be made to the calculation of any applicable Performance Goals based on and in order to appropriately reflect the following events: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in Accounting Standards Codification Topic 225-20 (or any successor pronouncement thereto) and/or in Management's Discussion and Analysis of Financial Condition and Results of Operations appearing in the Company's Annual Report on Form 10-K for the applicable year; (vi) acquisitions or divestitures and the related costs and expenses; (vii) any other specific, unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; (ix) discontinued operations and nonrecurring charges; and (x) a change in the Company's fiscal year, provided that the exercise of such authority at such time would not cause any Qualified Performance-Based Award to fail to qualify as "performance-based compensation" under Code section 162(m). The determination of the Committee as to the foregoing adjustments and modifications, if any, shall be conclusive and binding on all Participants and other parties. By accepting an Award, under this Plan, a Participant agrees to any adjustments or modifications to the Award made pursuant to this Section without further consideration or action.

        (d)    Payment of Awards.    Payment, if any, with respect to an Award shall be made in cash.

        (e)    Effect of Termination of Employment.    The Committee shall determine the extent to which a Participant shall have the right to receive payment for Awards, if any, following termination of the Participant's employment with the Company or any Affiliate or Subsidiary, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in the applicable Award Agreement entered into with each Participant, but need not be uniform among all Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination. Unless otherwise provided in the applicable Award Agreement, then subject to Section 4(f) below, if a Participant has a Termination of Service prior to the end of a Performance Period, any Award for that Performance Period shall be forfeited unless the Participant's Termination of Service is due to death, Disability, termination without Cause or resignation for Good Reason, in which case the Award shall not be forfeited, but the amount otherwise payable under the Award based upon the actual attainment of the Performance Goals for the Performance Period shall be prorated based upon the total number of days during the Performance Period prior to such Termination of Service in relation to the total number of days during the Performance Period.

        (f)    Effect of a Change of Control.    The Committee shall determine the extent to which a Participant shall have the right to receive payment for Awards, if any, following a Change of Control. Such provisions shall be determined in the sole discretion of the Committee, and included in the applicable Award Agreement entered into with each Participant, but need not be uniform among all Awards issued pursuant to the Plan. Unless otherwise provided in the applicable Award Agreement, in the event of a Change of Control prior to the end of a Performance Period, the Awards for that Performance Period shall vest upon the Change of Control based upon the assumed attainment of the "Target" Performance Goals for the Performance Period and shall be paid within 90 days following the Change of Control, and the remaining Awards that do not vest shall be forfeited.

5.     QUALIFIED PERFORMANCE-BASED AWARDS

        (a)    Purpose.    The purpose of this Section 5 is to provide the Committee the ability to grant Awards that constitute Qualified Performance-Based Awards. If the Committee, in its discretion, decides to grant to a Covered Employee an Award that is intended to constitute a Qualified Performance-Based Award, the provisions of this Section 5 shall control over any contrary provision contained herein; provided, however, that the Committee may grant Awards to Covered Employees that are based on Performance Criteria or Performance Goals that do not satisfy the requirements of this Section 5.

        (b)    Applicability.    This Section 5 shall apply only to those Covered Employees selected by the Committee to receive Qualified Performance-Based Awards. The designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such Performance Period or in any other Performance Period.

        (c)    Procedures with Respect to Qualified Performance-Based Awards.    To the extent necessary to comply with the Qualified Performance-Based Award requirements of Code section 162(m)(4)(C), with respect to any Award that may be granted to one or more Covered Employees, no later than 90 days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Code section 162(m)), the Committee shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such

Qualified Performance-Based Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. No Award or portion thereof that is subject to the satisfaction of any condition shall be considered to be earned or vested until the Committee certifies in writing that the conditions to which the distribution, earning or vesting of such Award is subject have been achieved. After the end of the 90-day period or such shorter period as may be required by Code section 162(m), the Committee may not increase the amount of a Qualified Performance-Based Award that would otherwise be payable upon satisfaction of the conditions but may reduce or eliminate the payments as provided for in the Award Agreement.

        (d)    Additional Limitations.    Notwithstanding any other provision of the Plan, any Award granted to a Covered Employee that is intended to constitute a Qualified Performance-Based Award shall be subject to any additional limitations set forth in Code section 162(m) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Code section 162(m)(4)(C), and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

        (e)    Effect on Other Plans and Arrangements.    Nothing contained in the Plan will be deemed in any way to limit or restrict the Committee from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

6.     RIGHTS OF PARTICIPANTS

        Nothing contained in this Plan or in any Award Agreement confers on any person any right to continue in the employ or service of the Company or an Affiliate or interferes in any way with the right of the Company or an Affiliate to terminate a Participant's services.

7.     DESIGNATION OF BENEFICIARY

        A Participant may, with the consent of the Committee (which shall not be unreasonably withheld), designate a beneficiary or beneficiaries to receive, in the event of death, any Award to which the Participant would then be entitled. Such designation will be made upon forms supplied by and delivered to the Company and may be revoked in writing. If a Participant fails to designate a beneficiary, or if no designated beneficiary survives the Participant, then the Participant's estate will be deemed to be the beneficiary.

8.     TRANSFERABILITY OF AWARDS

        Except as expressly authorized by the Committee, during a Participant's lifetime, his Awards shall be payable only to the Participant. Awards shall not be assignable or transferable other than by will or the laws of descent and distribution or, subject to the consent of the Committee, pursuant to a domestic relations order entered into by a court of competent jurisdiction; no Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind; and any purported assignment or transfer in violation of this Section 8 shall be null and void.

9.     TAX WITHHOLDING

        All payments under the Plan will be subject to reduction for applicable tax and other legally required withholdings.

10.   CLAWBACK/RECOVERY

        All Awards granted under the Plan are subject to forfeiture, termination and rescission, and a Participant will be obligated to return to the Company payments received with respect to Awards, to the extent provided by the Committee in connection with: (i) a breach by the Participant of an Award Agreement or the Plan; or (ii) an overpayment to the Participant of incentive compensation due to inaccurate financial data. Without limiting the generally of the foregoing, all payments under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is specifically required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company's securities are listed or as is otherwise specifically required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law.

11.   AMENDMENT OF THE PLAN AND AWARDS

        The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect, prospectively or retroactively, and the Committee may at any time, and from time to time, modify or amend an Award or Award Agreement in any respect, prospectively or retroactively; provided that no such action will, without the consent of a Participant, adversely affect a Participant's rights under an outstanding Award and no amendment for which Code section 162(m) would require shareholder approval in order to preserve the eligibility of such Qualified Performance-Based Awards as exempt performance-based compensation shall be effective unless approved by the shareholders of the Company in a manner consistent with the requirements of Code section 162(m).

12.   RIGHT OF OFFSET

        The Company will have the right to offset against its obligation under any Award Agreement any outstanding amounts (including, without limitation, documented travel and entertainment or advance account balances, loans, repayment obligations under any Awards, or amounts repayable to the Company pursuant to tax equalization, housing, automobile or other employee programs) that the Participant then owes to the Company on a past due basis, and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement; provided, however, that no such offset shall be permitted if it would constitute an "acceleration" of a payment hereunder within the meaning of Code section 409A. This right of offset shall not be an exclusive remedy and the Company's election not to exercise the right of offset with respect to any amount payable to a Participant shall not constitute a waiver of this right of offset with respect to any other amount payable to the Participant or any other remedy.

13.   ELECTRONIC DELIVERY AND SIGNATURES

        (a)   Any reference in an Award Agreement or the Plan to a written document includes without limitation any document delivered electronically or posted on the Company's or an Affiliate's intranet or other shared electronic medium controlled by the Company or an Affiliate.

        (b)   The Committee and any Participant may use facsimile and PDF signatures in signing any Award or Award Agreement or in any other written document in the Plan's administration. The Committee and each Participant are bound by facsimile and PDF signatures, and acknowledge that the other party relies on facsimile and PDF signatures.

14.   EFFECTIVE DATE OF PLAN

        The Plan shall be effective March 30, 2015, subject to approval by the shareholders of the Company at their 2015 annual meeting.

15.   TERMINATION OF THE PLAN

        The right to grant Awards under the Plan will terminate with the first meeting of the shareholders of the Company that occurs in 2020. The Board of Directors has the right to suspend or terminate the Plan at any time, provided that no such action will, without the consent of a Participant, adversely affect a Participant's rights under an outstanding Award.

16.   APPLICABLE LAW

        The Plan will be administered in accordance with the laws of the state of Delaware and applicable federal law.

17.   DEFERRAL

        The Committee may allow amounts payable in respect of Awards to be deferred and paid in accordance with a deferred compensation plan adopted by the Company in accordance with Code section 409A and the terms and conditions of any such deferred compensation plan.

18.   COMPLIANCE WITH CODE SECTION 409A

        It is the intention of the Company that each Award shall either qualify for exemption from Code section 409A or comply with the requirements of Code section 409A and the terms and conditions of all Awards shall be interpreted accordingly to avoid the imposition of any additional tax under Code section 409A. In the event that any provision of the Plan or an Award Agreement is determined by the Committee to not comply with the applicable requirements of Code section 409A, the Committee shall have the authority to take such actions and to make such interpretations or changes to the Plan or an Award Agreement as the Committee deems necessary to comply with such requirements, provided that the Committee shall act in a manner that is intended to preserve the economic value of the Award to the Participant. In no event whatsoever shall the Company be liable for any additional tax, interest, or penalties that may be imposed on any Participant by Code section 409A or any damages for failing to comply with Code section 409A.

19.   NO GUARANTEE OF TAX TREATMENT

        Notwithstanding anything herein to the contrary, a Participant shall be solely responsible for the taxes relating to the grant or vesting of, or payment pursuant to, any Award, and none of the Company, the Board of Directors or the Committee (or any of their respective members, officers or employees) guarantees any particular tax treatment with respect to any Award.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0000241561_1 R1.0.0.51160 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Gene Becker 02 Marsha Cameron 03 David King 04 Terry Ledbetter 05 Fred Reichelt STATE NATIONAL COMPANIES, INC. 1900 L. DON DODSON DRIVE BEDFORD, TX 76021 ATTN: CORPORATE SECRETARY VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2 To approve the State National Companies, Inc. 2015 Cash Incentive Plan. 3 To ratify the Audit Committee's selection of Ernst & Young LLP as the Company's independent registered public accounting firm for 2015. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Yes No Please indicate if you plan to attend this meeting

IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE BRING:

(1) Valid photo identification, such as a driver's license or passport; and (2) Shareholders holding their shares through a broker, bank, trustee, or nominee will need to bring proof of beneficial ownership as of the Record Date of March 27, 2015, such as their most recent account statement reflecting their stock ownership prior to March 27, 2015, a copy of the voting instruction card provided by their broker, bank, trustee, or nominee, or similar evidence of ownership.

0000241561_2 R1.0.0.51160

Continued and to be signed on reverse side

0000241561_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com . STATE NATIONAL COMPANIES, INC. Annual Meeting of Shareholders May 20, 2015 9:00 AM Central Time This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Terry Ledbetter and David Hale as proxies and hereby authorize(s) either of them to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of STATE NATIONAL COMPANIES, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting 9:00 AM Central Time on May 20, 2015, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side

See the reverse side of this notice to obtain proxy materials and voting instructions. *** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on <mtgdate>. You are receiving this communication because you hold shares in the above named company. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. Meeting Information Meeting Type: <mtgtype> For holders as of: <recdate> Date: Time: <mtgtime> Location: 0000241560_1 R1.0.0.51160 STATE NATIONAL COMPANIES, INC. STATE NATIONAL COMPANIES, INC. 1900 L. DON DODSON DRIVE BEDFORD, TX 76021 ATTN: CORPORATE SECRETARY Annual Meeting March 27, 2015 May 20, 2015 May 20, 2015 9:00 AM CDT Four Seasons Resort and Club Dallas at Las Colinas 4150 North MacArthur Blvd. Irving, Texas 75038

Please Choose One of the Following Voting Methods Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. How To Vote . Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: How to View Online: Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line. . . 0000241560_2 R1.0.0.51160 1. Annual Report 2. Notice & Proxy Statement Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 06, 2015 to facilitate timely delivery.

Voting items 0000241560_3 R1.0.0.51160 The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Gene Becker 02 Marsha Cameron 03 David King 04 Terry Ledbetter 05 Fred Reichelt The Board of Directors recommends you vote FOR proposals 2 and 3. 2 To approve the State National Companies, Inc. 2015 Cash Incentive Plan. 3 To ratify the Audit Committee's selection of Ernst & Young LLP as the Company's independent registered public accounting firm for 2015. NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

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